Exhibit 10.3

EXECUTION VERSION

MANAGEMENT AGREEMENT

Dated as of January 26, 2015

among

DB Master Finance LLC,

DB Master Finance Parent LLC,

certain Subsidiaries of DB Master Finance LLC

party hereto,

Dunkin’ Brands, Inc.,

as Manager,

DB AdFund Administrator LLC and

Dunkin Brands (UK) Limited,

as Sub-Managers

and

Citibank, N.A.,

as Trustee

EXHIBIT A – JOINDER AGREEMENT

EXHIBIT B-1 – POWER OF ATTORNEY (IP HOLDER)

EXHIBIT B-2 – POWER OF ATTORNEY (SECURITIZATION ENTITY)

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT, dated as of January 26, 2015 (this “Agreement”), is entered into by and among DB Master Finance LLC, a Delaware limited liability company (the “Master Issuer”), DD IP Holder LLC, a Delaware limited liability company (the “DD IP Holder”), BR IP Holder LLC, a Delaware limited liability company (the “BR IP Holder”), DB Franchising Holding Company LLC, a Delaware limited liability company (the “DD/BR Franchise Holdco”), Dunkin’ Donuts Franchising LLC, a Delaware limited liability company (the “DD Franchisor”), Baskin-Robbins Franchising LLC, a Delaware limited liability company (the “BR Franchisor”), DB Real Estate Assets I LLC, a Delaware limited liability company (the “DB Real Estate Holder I”), DB Real Estate Assets II LLC, a Delaware limited liability company (the “DB Real Estate Holder II”), BR UK Franchising LLC, a Delaware limited liability company (the “U.K. Franchisor”), DB Mexican Franchising LLC, a Delaware limited liability company (the “Mexican Franchisor”), DB Master Finance Parent LLC, a Delaware limited liability company (the “Master Issuer Parent”), Dunkin’ Brands, Inc., a Delaware corporation (together with its successors and assigns, the “Manager”), DB AdFund Administrator LLC, a Delaware limited liability company (the “Ad Fund Administrator”), Dunkin Brands (UK) Limited, an English private limited company (the “U.K. Sub-Manager”), and Citibank, N.A., not in its individual capacity but solely as trustee (the “Trustee”), together with any other Securitization Entity that becomes party to this Agreement by execution of a joinder substantially in the form attached hereto as Exhibit A. For all purposes of this Agreement, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Master Issuer has entered into a Base Indenture (as amended, restated, supplemented or otherwise modified from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), dated as of the date of this Agreement, with the Trustee, pursuant to which the Master Issuer shall issue Series of Notes from time to time, on the terms described therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Securitization Entities other than the Master Issuer will be guaranteeing the obligations of the Master Issuer under the Notes;

WHEREAS, pursuant to the Base Indenture and the Guarantee and Collateral Agreement, as security for the indebtedness represented by the Notes, the Master Issuer and the other Securitization Entities are and will be granting to the Trustee, on behalf of the Secured Parties, a security interest in the Collateral;

WHEREAS, from time to time, a Franchise Holder may acquire a Repurchased POD and undertake to operate such Repurchased POD until such time as a New Franchise Arrangement, new Franchised POD Lease or new lease with a third-party landlord is entered into with respect to such Repurchased POD;

WHEREAS, each of the Franchise Holders desires to have the Manager operate any Repurchased POD in accordance with the Managing Standard;

WHEREAS, pursuant to the Advertising Fund Program Agreement dated as of the date hereof, by and among the Ad Fund Administrator and the Manager (the “Advertising Fund Program Agreement”), the Manager has engaged the Ad Fund Administrator to manage the Advertising Fees received in accordance with the advertising provisions of the Franchise Arrangements (the “Ad Fund Program”);

WHEREAS, each of the Master Issuer and the other Securitization Entities desires to have the Manager enforce its rights and powers and perform its duties and obligations under the Managed Documents to which it is party in accordance with the Managing Standard;

WHEREAS, each of the Securitization Entities desires to have the Manager enter into certain agreements and acquire certain assets from time to time on its behalf, in each case in accordance with the Managing Standard;

WHEREAS, each of the IP Holders desires to appoint the Manager as its agent for providing intellectual property development, enforcement, management, licensing, contract administration Services, and any other duties or Services in connection with the maintenance of the Securitization IP in accordance with the Managing Standard;

WHEREAS, each of the Franchise Holders desires to appoint the Manager to enforce its rights and powers and perform its duties and obligations under the Franchise Arrangements;

WHEREAS, each of the Real Estate Holders desires to appoint the Manager as its agent to perform the Real Estate Services;

WHEREAS, the Manager desires to enforce such rights and powers and perform such obligations and duties, all in accordance with the Managing Standard; and

WHEREAS, each of the Master Issuer and the other Securitization Entities desires to enter into this Agreement to provide for, among other things, the managing of the respective rights, powers, duties and obligations of the Master Issuer and the other Securitization Entities, as applicable, under or in connection with the Managed Assets by the Manager, all in accordance with the Managing Standard.

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used herein but not otherwise defined herein or in Annex A to the Base Indenture shall have the following meanings:

“Ad Fund Administrator” has the meaning set forth in the preamble hereto.

“Ad Fund Manager Advance” means any amount that the Manager may, if in its sole discretion it deems such amount recoverable, but in any event shall not be obligated to, advance from its own funds that it deems necessary or desirable in connection with the Advertising Activities.

“Ad Fund Program” has the meaning set forth in the recitals hereto.

“Ad Fund Services” has the meaning set forth in SECTION 2.10 hereof.

“Advertising Fund Account” has the meaning set forth in SECTION 2.10 hereof.

“Advertising Fund Program Agreement” has the meaning set forth in the recitals hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Base Indenture” has the meaning set forth in the recitals hereto.

“BR IP Holder” has the meaning set forth in the preamble hereto.

“BR Franchisor” has the meaning set forth in the preamble hereto.

“Business Development Transaction Advance” has the meaning set forth in SECTION 2.2(b) hereof.

“Business Development Transaction Receipts” means all amounts received from a Franchisee with respect to any Business Development Transaction and any other amounts received by the Manager with respect to any Business Development Transaction.

“Change in Management” means more than 50% of the Leadership Team is terminated and/or resigns within twelve (12) months after the date of the occurrence of a Change of Control; provided, in each case, that termination and/or resignation of such officer will not include (i) a change in such officer’s status in the ordinary course of succession so long as such officer remains affiliated with the Manager or its Subsidiaries as an officer or director, or in a similar capacity, (ii) retirement of any officer or (iii) death or incapacitation of any officer.

“Change of Control” means an event or series of events by which:

(a) individuals who on the Closing Date constituted the Board of Directors of the Manager, together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Manager was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Manager then in office; or

(b) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Manager.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of voting power of voting stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Confidential Information” means information (including Know-How) that is confidential and proprietary to its owner and that is disclosed to any party to this Agreement whether in writing or disclosed orally, and whether or not designated as confidential.

“DB Real Estate Holder I” has the meaning set forth in the preamble hereto.

“DB Real Estate Holder II” has the meaning set forth in the preamble hereto.

“DD/BR Franchise Holdco” has the meaning set forth in the preamble hereto.

“DD IP Holder” has the meaning set forth in the preamble hereto.

“DD Franchisor” has the meaning set forth in the preamble hereto.

“Defective New Asset” means any New Asset that does not meet the applicable requirements of ARTICLE 5.

“Discloser” has the meaning set forth in SECTION 8.1(a) hereof.

“Disentanglement” has the meaning set forth in SECTION 7.2(a) hereof.

“Disentanglement Services” has the meaning set forth in SECTION 7.2(a) hereof.

“Disentanglement Period” has the meaning set forth in SECTION 7.2(c) hereof.

“EFT” has the meaning set forth in SECTION 5.1(a)(v) hereof.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan (other than those events as to which the thirty day notice period is waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Single-Employer Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code and Section 302(e) of ERISA with respect to any Single-Employer Plan; (c) the provision by the administrator of any Single-Employer Plan pursuant to Section 4041(a)(2) of ERISA of a written notice of intent to terminate such Single-Employer Plan in a standard termination described in Section 4041(b) of ERISA or a distress termination described in Section 4041(c) of ERISA; (d) the complete or partial withdrawal by the Manager, or any company in the Controlled Group of the Manager, from any Plan with two or more contributing sponsors or the termination of any such Plan, in each case, which results in liability pursuant to Section 4063 or 4064 of ERISA; (e) formal written notice from the PBGC of its intent to commence proceedings to terminate any Plan; (f) the imposition of liability on the Manager, or any company in the Controlled Group of the Manager, pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the filing of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against the Manager or any company in the Controlled Group of the Manager, in connection with any Plan; (h) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; (i) the imposition of a lien in favor of the PBGC or a Plan pursuant to Section 430(k) of the Code or pursuant to Section 302(f) of ERISA with respect to any Plan or (j) the complete or partial withdrawal by the Manager or any member of its Controlled Group from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability to the Manager under ERISA.

“Existing Franchise Arrangements” means each Franchise Arrangement held by a Securitization Entity as of the Closing Date.

“Existing Real Estate Assets” means, collectively, the Existing Owned Real Property and the Existing Franchised POD Leases.

“Franchisee Insurance Policy” means any insurance policy or policies maintained by a Franchisee in accordance with the requirements of its Franchise Arrangements.

“Gift Certificate Receipts” means all amounts paid by or on behalf of Franchisees under or in connection with the Gifts of Joy Program.

“Gifts of Joy Account” means the account held by the BR Franchisor to fund redemptions under the Gifts of Joy Program.

“Indemnitee” has the meaning set forth in SECTION 2.8 hereof.

“Independent Auditors” has the meaning set forth in SECTION 3.2 hereof.

“IP Services” means performing, administering or managing consistent with the Managing Standard each Securitization Entity’s obligations as licensor under the IP License Agreements; each Securitization Entity’s rights under the IP License Agreements (and under any other agreements pursuant to which each Securitization Entity licenses the use of any Securitization IP); and the management of the Securitization IP consistent with the Managing Standard, on behalf of each Securitization Entity, in each case in accordance with and subject to the terms of this Agreement (including the Managing Standard, unless an IP Holder determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP, in which case the Manager shall perform such IP Services and additional related services as are reasonably requested by such IP Holder). For clarity, the management of Securitization IP includes responsibility for acquiring, developing, managing, maintaining, abandoning, protecting, enforcing, defending, seeking or opting to avoid the cost of seeking remedies and redress, licensing, sublicensing and undertaking such other duties and services as may be necessary to do or not to do in connection with the Securitization IP. The Manager is also responsible under this Agreement for the management of, the Indenture, the other Related Documents and the Managed Documents, as agent for the Securitization Entities, including to the extent such activities are required pursuant to the Managing Standard, the following activities:

(a) searching, screening and clearing After-Acquired Securitization IP to assess patentability, registrability and the risk of potential infringement;

(b) filing, prosecuting and maintaining or abandoning applications and registrations for the Securitization IP in the applicable IP Holder’s name throughout the world, including for rights sought to be maintained timely filing of evidence of use, applications for renewal and affidavits of use and/or incontestability, timely paying of all registration and maintenance fees, responding to third-party oppositions of applications or challenges to registrations, and responding to any office actions, reexaminations, interferences, inter partes reviews, post grant reviews, or other office or examiner requests, reviews, or requirements;

(c) monitoring third-party use and registration of Trademarks and taking or avoiding actions the Manager deems appropriate to take or avoid to oppose or contest the use and any application or registration for Trademarks that could reasonably be expected to infringe, dilute or otherwise violate the Securitization IP or the applicable IP Holder’s rights therein;

(d) confirming each IP Holder’s legal title in and to any or all of the Securitization IP, including obtaining written assignments of Securitization IP to the applicable IP Holder and recording transfers of title in the appropriate intellectual property registries throughout the world;

(e) with respect to each Securitization Entity’s rights and obligations under the IP License Agreements and any Related Documents, monitoring the licensee’s use of each licensed Trademark and the quality of its goods and services offered in connection with such Trademarks, rendering any approvals (or disapprovals) that are required under the applicable license agreement(s), and employing reasonable means to ensure that any use of any such Trademarks by any such licensee satisfies the quality control standards and usage provisions of the applicable license agreement;

(f) protecting, policing, and, in the event that the Manager becomes aware of any unlicensed copying, imitation, infringement, dilution, misappropriation, unauthorized use or other violation of the Securitization IP, or any portion thereof, enforcing such Securitization IP, including, (i) preparing and responding to cease-and-desist, demand and notice letters, and requests for a license; and (ii) commencing, prosecuting and/or resolving claims or suits involving imitation, infringement, dilution, misappropriation, the unauthorized use or other violation of the Securitization IP, and seeking monetary and equitable remedies as the Manager deems appropriate in connection therewith; provided that each IP Holder shall, and agrees to, join as a party to any such suits to the extent necessary to maintain standing;

(g) performing such functions and duties, and preparing and filing such documents, as are required under the Indenture or any other Related Document to be performed, prepared and/or filed by the applicable IP Holder, including (i) executing and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or such other instruments as the IP Holders or the Control Party may, from time to time, reasonably request (consistent with the obligations of the IP Holders to perfect the Trustee’s lien only in the Core Marks in selected countries) in connection with the security interests in the Securitization IP granted by each IP Holder to the Trustee under the Related Documents and (ii) preparing, executing and delivering grants of security interests or any similar instruments as the

Securitization Entities or the Control Party may, from time to time, reasonably request (consistent with the obligations of the IP Holders to perfect the Trustee’s lien only in the Core Marks in selected countries) that are intended to evidence such security interests in the Securitization IP and recording such grants or other instruments with the relevant Governmental Authority including the PTO;

(h) taking such actions as any licensee under an IP License Agreement may request that are required by the terms, provisions and purposes of such IP License Agreement (or by any other agreements pursuant to which the applicable Securitization Entity licenses the use of any Securitization IP) to be taken by the applicable Securitization Entity, and preparing (or causing to be prepared) for execution by each Securitization Entity all documents, certificates and other filings as each Securitization Entity shall be required to prepare and/or file under the terms of such IP License Agreements (or such other agreements);

(i) paying or causing to be paid or discharged, from funds of the Securitization Entities, any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the Securitization IP or contesting the same in good faith;

(j) obtaining licenses of third party Intellectual Property for use and sublicense in connection with the Dunkin’ Donuts/Baskin-Robbins System and the other assets of the Securitization Entities;

(k) sublicensing the Securitization IP to suppliers, manufacturers, advertisers and other service providers in connection with the provision of products and services for use in the Franchised POD Business; and

(l) with respect to Trade Secrets and other confidential information of each IP Holder, taking all reasonable measures to maintain confidentiality and to prevent non-confidential disclosures.

“Manager” has the meaning set forth in the preamble hereto.

“Manager Advances” means any advance of funds made by the Manager to, or on behalf of, a Securitization Entity in connection with the operation of the Franchised POD Business and other Managed Assets; provided that Business Development Transaction Advances, Real Estate Holder Advances, Product Sourcing Advances and Ad Fund Manager Advances shall not constitute Manager Advances.

“Manager Advance Reimbursement Amount” means, as of any date, the amount of any unreimbursed Manager Advances and any accrued interest thereon.

“Managing Standard” means standards that (a) are consistent with Current Practice or, to the extent of changed circumstances, practices, technologies, strategies or implementation methods, consistent with the standards as the Manager would implement or observe if the Managed Assets were owned by the Manager at such time; (b) are consistent with Ongoing Practice; (c) will enable the Manager to comply in all material respects with all of the duties and obligations of the Securitization Entities under the Related Documents, the Managed Documents and the Franchised POD Leases; (d) are in material compliance with all applicable Requirements of Law; and (e) with respect to the use and maintenance of the Securitization Entities’ rights in and to the Securitization IP, are consistent with the standards imposed by the IP License Agreements.

“Master Issuer” has the meaning set forth in the preamble hereto.

“Master Issuer Parent” has the meaning set forth in the preamble hereto.

“Mexican Franchisor” has the meaning set forth in the preamble hereto.

“New Leased Real Property” means real property and any Improvements thereon leased by a Real Estate Holder pursuant to any Prime Lease entered into after the Closing Date.

“Notes” has the meaning set forth in the recitals hereto.

“Offering Memorandum” means the final private placement memorandum, dated as of January 22, 2015, relating to the Notes.

“Other Assets” has the meaning set forth in SECTION 5.2(d)(i) hereof.

“Other Franchise Arrangement” means any Franchise Arrangement that is not a U.S. Franchise Arrangement, a U.K. Franchise Arrangement or a Mexican Franchise Arrangement.

“Post-Opening Services” means the services required to be performed under the applicable Franchise Documents by the applicable Securitization Entities after the opening of a POD, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Managing Standard), the Indenture, the other Related Documents and the Managed Documents, including, as may be required under the applicable Franchise Document, (a) maintaining a continuing advisory relationship with Franchisees; (b) providing such assistance as the Franchise Holder deems appropriate regarding the development and operation of the POD; (c) using efforts to maintain high and uniform standards at all PODs; and (d) operating the SVC Program.

“Power of Attorney” means the authority granted by each IP Holder or Securitization Entity (other than the IP Holders), respectively, to the Manager pursuant to a Power of Attorney in substantially the forms set forth hereto as Exhibit C-1 and Exhibit C-2, respectively.

“Pre-Opening Services” means the services required to be performed under the applicable Franchise Documents by the applicable Securitization Entities prior to the opening of a POD, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Managing Standard), the Indenture, the other Related Documents and the Managed Documents, including, as required under the applicable Franchise Document, (a) advising on the selection of the POD’s site as well as its construction, design, layout, equipment, maintenance, repair and remodeling; and (b) making available to Franchisees its then-current manuals setting out the Franchise Holder’s standards, together with explanatory policies, procedures and other materials to assist the Franchisee in complying with those standards.

“Product Sourcing Advance” has the meaning set forth in SECTION 2.2(c) hereof.

“Quebec Litigation” means the litigation in (i) Bertico v. Dunkin’ Brands Canada Ltd. (ii) Kojo Inc. v. Dunkin’ Brands Canada Ltd. and (iii) Dunkin’ Brands Canada Ltd. v. Camasa Ltd. and Camille McLaughlin.

“Reacquired Asset” has the meaning set forth in SECTION 2.8(b) hereof.

“Real Estate Holder Advances” has the meaning set forth in SECTION 2.2(d) hereof.

“Real Estate Services” means:

(a) the negotiation, execution and recording (as appropriate) of leases, subleases, deeds and other contracts and agreements relating to the Real Estate Assets;

(b) the management of the Real Estate Assets on behalf of each Real Estate Holder, including (i) the management of the Existing Owned Real Property and New Owned Real Property, (ii) the enforcement and exercise of each Real Estate Holder’s rights under each lease included in the Real Estate Assets, (iii) the payment, extension, renewal, modification, adjustment, prosecution, defense, compromise or submission to arbitration or mediation of any obligation, suit, liability, cause of action or claim, including taxes, relating to any Real Estate Assets and (iv) the collection of any amounts payable to each Real Estate Holder under the Real Estate Assets, including rent;

(c) causing each Real Estate Holder to (i) acquire and enter into agreements to acquire Real Estate Assets and (ii) sell, assign, transfer, encumber or otherwise dispose of all or any portion of the Real Estate Assets in accordance with this Agreement and the Indenture;

(d) performing environmental evaluation and remediation activities on any real property owned or leased by each Real Estate Holder as deemed appropriate by the Manager or as otherwise required under applicable Requirements of Law;

(e) obtaining appropriate levels of title and property insurance with respect to each parcel of Existing Owned Real Property and New Owned Real Property; provided that the level of title insurance, if any, maintained on the Closing Date for each parcel of Existing Owned Real Property owned by a Real Estate Holder on the Closing Date will be deemed to be the appropriate level of title insurance for such Existing Owned Real Property and the New Owned Real Property on and after the Closing Date for purposes of this clause (e);

(f) making or causing to be made all repairs and replacements to the existing improvements and the construction of new improvements on the Real Estate Assets;

(g) employing agents, managers, brokers or other Persons necessary or appropriate to acquire, dispose of, maintain, own, lease, manage and operate the Real Estate Assets;

(h) paying or causing to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the Real Estate Assets or contesting the same in good faith; and

(i) all other actions or decisions relating to the acquisition, disposition, amendment, termination, maintenance, ownership, leasing, sub-leasing, management and operation of the Real Estate Assets.

“Recipient” has the meaning set forth in SECTION 8.1(a) hereof.

“Services” means the servicing and administration of the Managed Assets in accordance with the terms of this Agreement, the Indenture, the other Related Documents and the Managed Documents, in each instance to the extent that the Manager determines, in accordance with the Managing Standard, that such action is necessary or advisable, including, without limitation:

(a) calculating and compiling information required in connection with any report or certificate to be delivered pursuant to the Related Documents;

(b) preparing and filing all tax returns and tax reports required to be prepared by any Securitization Entity;

(c) paying or causing to be paid or discharged, in each case from funds of the Securitization Entities, any and all taxes, charges and assessments required to be paid under applicable Requirements of Law by any Securitization Entity;

(d) performing the duties and obligations of, and exercising and enforcing the rights of, the Securitization Entities under the Related Documents, including performing the duties and obligations of each applicable Securitization Entity under the IP License Agreements;

(e) taking those actions that are required under the Related Documents and Requirements of Law to maintain continuous perfection (where applicable) and priority (subject to Permitted Liens and the exclusions from perfection requirements under the Indenture and the Guarantee and Collateral Agreement) of any Securitization Entity’s and the Trustee’s respective interests in the Collateral;

(f) making or causing the collection of amounts owing under the terms and provisions of each Managed Document and each Related Document, including managing (i) the applicable Securitization Entities’ rights and obligations under the Franchise Agreements and the SDAs (including performing Pre-Opening Services and Post-Opening Services) and (ii) the right to approve amendments, waivers, modifications and terminations of (including extensions, modifications, write-downs and write-offs of obligations owing under) Franchise Documents and other Managed Documents (which amendments to Franchise Agreements may be effected by replacing such Franchise Agreement with a New Franchise Agreement on the then-current form of the applicable Franchise Agreement (which New Franchise Agreement may be executed by a different Franchise Holder than is party to such Franchise Agreement)) and to exercise all rights of the applicable Securitization Entities under such Franchise Documents and other Managed Documents;

(g) performing due diligence with respect to, selecting and approving new Franchisees and providing personnel to manage the due diligence, selection and approval process;

(h) preparing New Franchise Agreements and New Development Agreements, including, among other things, adopting variations to the forms of agreements used in documenting such agreements and preparing and executing documentation of assignments, transfers, terminations, renewals, site relocations and ownership changes, in all cases, subject to and in accordance with the terms of the Related Documents;

(i) evaluating and approving assignments of Franchise Agreements and SDAs (and related documents) to third-party franchisee candidates or existing Franchisees and, in accordance with the Managing Standard, arranging for the assignment of Reacquired PODs or acquiring Repurchased PODs until such time as the applicable restaurant is re-franchised to a third-party franchisee;

(j) preparing and filing franchise disclosure documents with respect to New Development Agreements and New Franchise Agreements to comply, in all material respects, with applicable Requirements of Law;

(k) complying with franchise industry-specific government regulation and applicable Requirements of Law;

(l) making Manager Advances, Business Development Transaction Advances, Real Estate Holder Advances, Product Sourcing Advances and Ad Fund Manager Advances in its sole discretion;

(m) paying or causing to be paid, from funds of the Securitization Entities, any accrued and unpaid fees to SVC, to the extent that the DD Franchisor and the BR Franchisor have not paid such amounts pursuant to the SVC Program Agreement;

(n) administering the Advertising Fund Accounts and the Management Accounts;

(o) performing the duties and obligations and enforcing the rights of the Securitization Entities under the Managed Documents, including entering into new Managed Documents from time to time;

(p) arranging for legal services with respect to the Managed Assets, including with respect to the enforcement of the Managed Documents;

(q) arranging for or providing accounting and financial reporting services;

(r) establishing and/or providing quality control services and standards for food, equipment, suppliers and distributors in connection with the Franchised POD Business and monitoring compliance with such standards;

(s) developing new products and services (or modifying any existing products and services) to be offered in connection with the Franchised POD Business and the other assets of the Securitization Entities;

(t) monitoring industry conditions and adapting accordingly to meet changing consumer needs;

(u) administering the Franchisee Financing Program;

(v) formulating and implementing growth and business strategies and causing any applicable Securitization Entity to enter into new license and supply agreements, New Franchise Arrangements and new joint venture, strategic partnership and licensing arrangements;

(w) supporting the development of new products for and increased brand awareness of the Brands;

(x) winding down the Gifts of Joy Program;

(y) performing the Real Estate Services;

(z) performing the IP Services;

(aa) performing the Pre-Opening Services;

(bb) performing the Post-Opening Services;

(cc) performing the Ad Fund Services;

(dd) performing the Business Development Transactions; and

(ee) performing such other services as may be necessary or appropriate from time to time and consistent with the Managing Standard and the Related Documents in connection with the Managed Assets.

“Specified Non-Securitization Debt” has the meaning set forth in SECTION 4.10 hereof.

“Specified Non-Securitization Debt Cap” has the meaning set forth in SECTION 4.10 hereof.

“Sub-Management Arrangement” means an arrangement whereby the Manager engages any other Person to perform certain of its duties under this Agreement; provided that any agreement between the Manager and third-party vendors pursuant to which the Manager purchases a specific product or service shall not be considered to be a Sub-Management Arrangement.

“Sub-Manager” means any person engaged to act as a sub-manager pursuant to a Sub-Management Arrangement.

“Successor Manager” means any successor to the Manager selected by the Control Party upon the resignation or removal of the Manager pursuant to the terms of this Agreement.

“SVC” means SVC Service II Inc., a Colorado corporation.

“SVC Program” means the stored value card operations for the Dunkin’ Donuts Brand and the Baskin-Robbins Brand.

“Termination Notice” has the meaning set forth in SECTION 7.1(b) hereof.

“Trustee” has the meaning set forth in the preamble hereto.

“Trustee Indemnitee” has the meaning set forth in SECTION 2.8 hereof.

“U.K. Franchisor” has the meaning set forth in the preamble hereto.

“U.K. Sub-Manager” has the meaning set forth in the preamble hereto.

“Weekly Management Fee” means with respect to each Weekly Allocation Date, the amount determined by dividing (i) an amount equal to the sum of (A) a $55,000,000 base fee, plus (B) $13,000 for every $1,000,000 in U.S. System Sales by (ii) 52; provided that the Weekly Management Fee may be adjusted on each Weekly Allocation Date to reflect any change to U.S. System Sales as set forth in the Weekly Manager’s Certificate, it being agreed that the Manager will update the U.S. System Sales figures as often as reasonably practicable but at least once in each Monthly Fiscal Period); provided, further, that each of the amounts set forth in clauses (i)(A) and (i)(B) will be subject to successive 2% annual increases on the first day of the Quarterly Collection Period that commences immediately following each anniversary of the Closing Date and that the incremental portion of such fees will be payable only to the extent that the sum of amounts set forth in clauses (i)(A) and (i)(B) as so increased will not exceed 35% of the aggregate Retained Collections over the preceding four Quarterly Collection Periods.

SECTION 1.2 Other Defined Terms.

(a) Each term defined in the singular form in SECTION 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement and each term defined in the plural form in SECTION 1.1 shall mean the singular thereof when the singular form of such term is used herein.

(b) The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(c) Unless as otherwise provided herein, the word “including” as used in this Agreement shall mean “including without limitation”.

SECTION 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

ARTICLE 2

ADMINISTRATION AND SERVICING OF MANAGED ASSETS

SECTION 2.1 Dunkin’ Brands, Inc. to Act as the Manager.

(a) Engagement of the Manager. The Securitization Entities hereby engage and authorize the Manager and the Manager hereby accepts such engagement to perform the Services in accordance with the terms of this Agreement and, except as otherwise provided herein, the Managing Standard. With respect to the IP Services, the Manager shall perform such IP Services in accordance with the Managing Standard and the IP License Agreements, unless the applicable IP Holder determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP, in which case the Manager shall perform such IP Services and additional related services as are reasonably requested by such IP Holder. The Manager shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, the Indenture and the other Related Documents, to do and take any and all actions, or to refrain from taking any such actions, and to do any and all things in connection with performing the Services which the Manager may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Indenture and the other Related Documents, including, without limitation, SECTION 2.9, the Manager, in connection with performing the Services, is hereby authorized and empowered to execute and deliver, in the Manager’s own name (in its capacity as Manager) or in the name of any Securitization Entity (pursuant to the applicable Power of Attorney), on behalf of any Securitization Entity, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Managed Assets, including, without limitation, consents to sales, transfers or encumbrances of a franchise by any Franchisee or consents to assignments and assumptions of the Franchise Arrangements by any Franchisee in accordance with the terms thereof. For the avoidance of doubt, the parties hereto acknowledge and agree that (i) the Manager is providing Services directly to each Securitization Entity party hereto and (ii) the Master Issuer is not providing, and is under no obligation to provide, any Services to its Subsidiaries party hereto. Nothing in this Agreement shall preclude the Securitization Entities from performing the Services or any other act on their own behalf at any time and from time to time.

(b) Actions to Perfect Security Interests. Subject to the terms of the Base Indenture, any applicable Series Supplement and the Related Documents, the Manager shall take those actions that are required to be performed by the Manager under the Related Documents with respect to the perfection and maintenance of security interests. Without limiting the foregoing, the Manager shall file or cause to be filed the financing statements on Form UCC-1 and assignments and/or amendments of financing statements on Form UCC-3 and other filings required to be filed in connection with the Base Indenture, the other Related Documents and the transactions contemplated thereby.

(c) Ownership of After-Acquired Securitization IP. All After-Acquired Securitization IP shall be owned exclusively by the respective IP Holder corresponding to the Brand for any such After-Acquired Securitization IP. The Manager shall assign and transfer, and hereby does irrevocably assign and transfer, to the respective IP Holder all right, title and interest to any

After-Acquired Securitization IP that the Manager may acquire and will take all appropriate measures to record any such assignments at the Manager’s sole cost and expense. The IP Holders and Manager expressly agree that, to the fullest extent allowed by law, any copyrightable material contained in the After-Acquired Securitization IP shall be considered a “work made for hire,” as that term is defined in Section 101 of the United States Copyright Act, as amended. All use of the Securitization IP hereunder, and any goodwill that may arise from the provision of the Services by the Manager, shall inure solely to the benefit of the applicable IP Holder.

(d) Grant of Power of Attorney. In order to provide the Manager with the authority to perform and execute its duties and obligations as set forth herein, each Securitization Entity hereby agrees to execute, upon request of the Manager, a Power of Attorney in substantially the form set forth as Exhibit C-1 (with respect to each IP Holder) and Exhibit C-2 (with respect to each Securitization Entity other than the IP Holders) hereto, which Powers of Attorney shall terminate in the event that the Manager’s rights under this Agreement are terminated as provided herein.

(e) Franchisee Insurance. Subject to Section 5.10(f) of the Base Indenture, the Manager acknowledges that, to the extent that it is named as a “loss payee” or “additional insured” under any Franchisee Insurance Policies, except for business interruption Franchisee Insurance Policies, it will use commercially reasonable efforts to cause it to be so named in its capacity as the Manager, and the Manager shall promptly remit to the Trustee for deposit in the Insurance Proceeds Account any Insurance/Condemnation Proceeds received by it or by any of the Master Issuer or any Franchise Holder under the Franchisee Insurance Policies, except for business interruption Franchisee Insurance Policies, to the extent such Insurance/Condemnation Proceeds relate to any Franchise Arrangements.

(f) Manager Insurance. The Manager agrees to maintain adequate insurance in accordance with industry standards and consistent with the type and amount maintained by the Manager on the Closing Date. Such insurance will cover each of the Securitization Entities, as an additional insured, to the extent that such Securitization Entity has an insurable interest therein. Within a reasonable period of time following the Closing Date, the Manager shall deliver to the Trustee a schedule listing the policy numbers of its existing insurance policies.

(g) Maintenance of Accounts; Investment of Funds. The Manager shall maintain and manage the Management Accounts (and certain other accounts from time to time) in the name of, and for the benefit of, the Securitization Entities. The Manager shall have the right to invest and reinvest funds deposited in any Management Account in Eligible Investments. All income or other gain from such Eligible Investments will be credited to the related Management Account, and any loss resulting from such investments will be charged to the related Management Account. The Investment Income attributable to the amount on deposit in the Management Accounts will be withdrawn on or prior to the Business Day preceding each Quarterly Payment Date for deposit to the Collection Account no later than 10:00 A.M. (New York City time) on such Quarterly Calculation Date for application as Collections in respect of such Quarterly Payment Date.

(h) Collection of Payments; Remittances; Collection Account. The Manager shall (i) cause the collection of all amounts owing under the terms and provisions of each Managed

Document in accordance with the Managing Standard and (ii) make all deposits to and withdrawals from the Management Accounts in accordance with this Agreement (including the Managing Standard), the Indenture and the applicable Managed Documents.

(i) Collections. The Manager shall use commercially reasonable efforts to cause all Collections due and to become due to any Securitization Entity to be deposited into a Concentration Account in accordance with Section 5.10(a) of the Base Indenture.

(j) Business Development Transactions. The Manager will enter into Business Development Transactions on behalf of the Securitization Entities. To enter into Business Development Transactions, the Manager may, without limitation, (a) develop a restaurant and subsequently sell such restaurant to one or more Franchisees; (b) purchase an asset and subsequently resell such asset to one or more Franchisees (excluding any Refranchising Asset Dispositions); and (c) resell, transfer or otherwise dispose of a Franchise Arrangement or Franchised POD Lease that results in the replacement of a Franchise Arrangement or Franchised POD Lease with one or more New Franchise Arrangements or Franchised POD Leases, including, without limitation, any resale, transfer, termination or creation (or combination thereof) of a Securitization Entity’s interest in a Franchise Arrangement or Franchised POD Lease. The consideration for any Business Development Transaction may consist of cash, a Franchisee Promissory Note, other non-cash consideration agreed by the Manager in accordance with the Managing Standard or any combination thereof. The Manager may engage in Business Development Transactions with current and future Franchisees. The Manager shall deposit or cause to be deposited all Business Development Transaction Receipts into the applicable Concentration Account. Within three (3) Business Days following receipt of any Business Development Transaction Receipts, the Manager shall transfer such amounts to an account maintained by the Manager or a Sub-Manager, as applicable, to fund, or to reimburse itself for, current or future Business Development Transaction Expenses. Within three (3) weeks after the end of each Monthly Fiscal Period, the Manager shall transfer to the Collection Account an amount equal to the Business Development Transaction Net Gain with respect to the Monthly Fiscal Period immediately preceding such date.

(k) Deposit of Misdirected Funds; No Commingling; Misdirected Payments. The Manager shall promptly deposit into any Concentration Account, any Advertising Fund Account or the SVC Account (as defined in the SVC Program Agreement), as applicable, as determined by the Manager, within three (3) Business Days (unless such deposit requires an international funds transfer, in which case such funds must be deposited to the applicable account within five (5) Business Days of receipt) following Actual Knowledge of the receipt thereof by the Manager or any of its Affiliates and in the form received or in cash, all payments received by the Manager or any of its Affiliates in respect of the Managed Assets incorrectly sent to the Manager or any of its Affiliates. The Manager shall not commingle with its own assets and shall keep separate, segregated and appropriately marked and identified all Managed Assets and any other property comprising any part of the Collateral, and for such time, if any, as such Managed Assets or such other property are in the possession or control of the Manager to the extent such Managed Assets or such other property is Collateral, the Manager shall hold the same in trust for the benefit of the Trustee and the Secured Parties (or, following termination of the Indenture, the applicable Securitization Entity). Additionally, the Manager shall notify the Trustee in writing of any amounts incorrectly deposited into the Collection Account and arrange for the prompt remittance by the Trustee of such funds from the Collection Account to the Manager. The Trustee shall have no obligation to verify any information provided to it by the Manager hereunder and shall remit such funds to the Manager based solely on the notification it receives from the Manager.

(l) Other Amounts Received from Franchisees. The Manager shall cause all amounts received, other than Collections, to be deposited directly into an account maintained by DBI or its Affiliates (other than the Securitization Entities) and not subject to the Lien of the Trustee pursuant to the Related Documents.

SECTION 2.2 Advances.

(a) Manager Advances. The Manager may, if in its sole discretion it deems such advance recoverable, but shall not be obligated to, make Manager Advances to, or on behalf of, any Securitization Entity in connection with the operation of the Dunkin’ Donuts/Baskin-Robbins System and other Managed Assets. Manager Advances will accrue interest at the Advance Interest Rate and shall be reimbursable on each Weekly Allocation Date in accordance with the Priority of Payments.

(b) Business Development Transaction Advances. The Manager may, if in its sole discretion it deems such advance recoverable, but shall not be obligated to, make an advance (each, a “Business Development Transaction Advance”) to fund any Business Development Transaction Expenses, it being understood and agreed that reimbursements of any such advances shall constitute Excluded Amounts and that any such advances shall not constitute Manager Advances. Business Development Transaction Advances that have not been reimbursed by the end of the Monthly Fiscal Period following the Monthly Fiscal Period in which the related Business Development Transaction is completed will accrue interest at the Advance Interest Rate.

(c) Product Sourcing Advances. In the event sufficient funds are not available in the U.K. Concentration Account to pay any Product Sourcing Obligations, the Manager may, but shall not be obligated to, make an advance (each, a “Product Sourcing Advance”) to fund such payment to the extent that it reasonably expects to be reimbursed for such advances from the proceeds of future Collections deposited in the U.K. Concentration Account, it being understood and agreed that any such advances shall not constitute Manager Advances. Each Product Sourcing Advance shall be repaid solely from Collections deposited in the U.K. Concentration Account after the date of such Product Sourcing Advance in accordance with Section 5.10(b) of the Base Indenture. Product Sourcing Advances will accrue interest at the Advance Interest Rate from the end of the Monthly Fiscal Period following the Monthly Fiscal Period in which such Product Sourcing Advance was made.

(d) Ad Fund Manager Advances. The Manager may make advances to fund deficits in the Advertising Fund Accounts from time to time to the extent that it reasonably expects to be reimbursed for such advances from the proceeds of future Advertising Fees, it being understood and agreed that any such advances shall not constitute Manager Advances. Ad Fund Manager Advances shall be repaid directly from the applicable Advertising Fund Account out of future collections of Advertising Fees.

(e) Real Estate Holder Advances. In the event sufficient funds are not available in the Real Estate Obligations Account to pay any Real Estate Obligation, the Manager may, but shall not be obligated to, make an advance (each, a “Real Estate Holder Advance”) to fund such Real Estate Obligation to the extent that it reasonably expects to be reimbursed for such advances from the proceeds of future Franchisee Lease Payments, it being understood and agreed that any such advances shall not constitute Manager Advances. Each Real Estate Holder Advance shall be repaid solely from Franchisee Lease Payments received in the Real Estate Obligations Account after the date of such Real Estate Holder Advance in accordance with Section 5.10(d) of the Base Indenture. Real Estate Holder Advances will accrue interest at the Advance Interest Rate from the end of the Monthly Fiscal Period following the Monthly Fiscal Period in which such Real Estate Holder Advance was made.

(f) Repayment of Manager Advances. The Master Issuer shall pay Manager Advance Reimbursement Amounts to the Manager in accordance with Section 5.11 of the Base Indenture.

SECTION 2.3 Deposit Accounts. The Manager shall maintain the Concentration Accounts in accordance with the Indenture.

SECTION 2.4 Records. The Manager shall retain all material data (including, without limitation, computerized records) relating directly to, or maintained in connection with, the servicing of the Managed Assets at its address indicated in SECTION 9.6 (or at an off-site storage facility reasonably acceptable to the Master Issuer and the Control Party) or, upon thirty (30) days’ notice to the Master Issuer, the IP Holders, the Servicer, the Back-Up Manager, the Rating Agencies and the Trustee, at such other place where the servicing office of the Manager is located, and it shall give the Trustee, the Back-Up Manager and the Servicer access to all such data in accordance with the terms and conditions set forth in Section 8.6 of the Base Indenture; provided, however, that the Trustee shall not be obligated to verify, recalculate or review any such data. If the rights of the Manager shall have been terminated in accordance with SECTION 7.1 or if this Agreement shall have been terminated pursuant to SECTION 9.1, the Manager shall, upon demand of the Trustee (based upon the written direction of the Control Party), in the case of a termination pursuant to SECTION 7.1, or upon the demand of the Master Issuer, in the case of a termination pursuant to SECTION 9.1, deliver to the demanding party or its designee all data in its possession or under its control (including, without limitation, computerized records) necessary for the servicing of the Managed Assets; provided, however, that the Manager may retain a single set of copies of any books and records that the Manager reasonably believes will be required by it for the purpose of performing any of the Manager’s accounting, public reporting or other administrative functions that are performed in the ordinary course of the Manager’s business; and provided, further, that the Manager shall have access, during normal business hours and upon reasonable notice, to all books and records that the Manager reasonably believes would be necessary or desirable for the Manager in connection with the preparation of any tax or other governmental reports and filings and other uses; and provided, further, that if the Master Issuer shall desire to dispose of any of such books and records at any time within five (5) years of the Manager’s termination, the Master Issuer shall, prior to such disposition, give the Manager a reasonable opportunity, at the Manager’s expense, to segregate and remove such books and records as the Manager may select. The provisions of this SECTION 2.4 shall not require the Manager to transfer any proprietary material or computer programs unrelated to the servicing of the Managed Assets.

SECTION 2.5 Administrative Duties of Manager.

(a) Duties with Respect to the Related Documents. The Manager, in accordance with the Managing Standard, shall perform the duties of the applicable Securitization Entity under the Related Documents except for those duties that are required to be performed by the equity holders or the managers of a limited liability company or the stockholders or directors of a corporation pursuant to applicable law. In furtherance of the foregoing, the Manager shall consult the managers or the directors, as the case may be, of the Securitization Entities as the Manager deems appropriate regarding the duties of the Securitization Entities under the Related Documents. The Manager shall monitor the performance of the Securitization Entities and, promptly upon obtaining Actual Knowledge thereof, shall advise the applicable Securitization Entity when action is necessary to comply with such Securitization Entity’s duties under the Related Documents. The Manager shall prepare for execution by the Securitization Entities or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Securitization Entities to prepare, file or deliver pursuant to the Related Documents.

(b) Duties with Respect to the Securitization Entities. In addition to the duties of the Manager set forth in this Agreement or any of the Related Documents, the Manager, in accordance with the Managing Standard, shall perform such calculations and shall prepare for execution by the Securitization Entities or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Securitization Entities to prepare, file or deliver pursuant to securities laws and franchise laws. Pursuant to the directions of the Securitization Entities and in accordance with the Managing Standard, the Manager shall administer, perform or supervise the performance of such other activities in connection with the Securitization Entities as are not covered by any of the foregoing provisions and as are expressly requested by any Securitization Entity and are reasonably within the capability of the Manager.

(c) Records. The Manager shall maintain appropriate books of account and records relating to the Services performed under this Agreement, which books of account and records shall be accessible for inspection by the Master Issuer, the Trustee, the Back-Up Manager, the Servicer and the Controlling Class Representative during normal business hours and upon reasonable notice.

(d) Election of the Controlling Class Representative. Pursuant to Section 11.1(d) of the Base Indenture, if two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Manager shall have the right to direct the Trustee to appoint one of such CCR Candidates as the Controlling Class Representative.

SECTION 2.6 No Offset. The payment obligations of the Manager under this Agreement shall not be subject to, and the Manager hereby waives, any defense, counterclaim or right of offset which the Manager has or may have against the Trustee or the Securitization Entities, whether in respect of this Agreement, any Related Document, any document governing any Managed Asset or otherwise.

SECTION 2.7 Compensation. As compensation for the performance of its obligations under this Agreement, the Manager shall be entitled to receive (i) the Weekly Management Fee, which shall be an arm’s length fee, and (ii) with the written consent of the Control Party (such consent not to be unreasonably withheld or delayed), the Supplemental Management Fee, in each case, on each Weekly Allocation Date out of amounts available therefor under the Indenture on such Weekly Allocation Date in accordance with the Priority of Payments. The Manager is required to pay from its own funds all expenses it may incur in performing its obligations hereunder.

SECTION 2.8 Indemnification.

(a) The Manager agrees to indemnify and hold each of the Master Issuer, each other Securitization Entity, the Trustee, the Back-Up Manager and the Servicer (both in its capacity as Servicer and as Control Party) and their respective members, officers, directors, managers, employees and agents (each an “Indemnitee”) harmless against all claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits, legal fees and related costs and judgments and other costs, fees and reasonable expenses, including reasonable and documented fees, out-of-pocket charges and disbursements of counsel (other than the allocated costs of in-house counsel), that any of them may incur as a result of (i) the failure of the Manager to perform or observe its obligations under this Agreement or any other Related Document to which it is a party in its capacity as Manager, (ii) the breach by the Manager of any representation, warranty or covenant under this Agreement or any other Related Document to which it is a party in its capacity as Manager, or (iii) the Manager’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement and under the other Related Documents; provided, however, that there shall be no indemnification under this SECTION 2.8(a) for a breach of any representation, warranty or covenant relating to any New Franchise Arrangement or New Real Estate Asset provided in ARTICLE 5 hereof; and provided, further, that the Manager will have no obligation of indemnity to an Indemnitee to the extent any such claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses are caused by the bad faith, gross negligence, willful misconduct, or breach of this Agreement by the related Indemnitee (unless caused by the Manager with respect to a Securitization Entity). In the event the Manager is required to make an indemnification payment pursuant to this SECTION 2.8(a), the Manager shall promptly pay such indemnification payment directly to the applicable Indemnitee (or, if due to a Securitization Entity, shall deposit such indemnification payment directly to the Collection Account).

(b) In the event of a breach of any representation, warranty or covenant provided in ARTICLE 5 hereof relating to any New Franchise Arrangement or New Real Estate Asset contributed pursuant to SECTION 5.2(d)(i)(A), the Manager shall pay to the Master Issuer liquidated damages in an amount equal to the Indemnification Amount; provided, that if the applicable breach affects only a portion of the Franchise Arrangements and/or Real Estate Assets relating to a POD without a Material Adverse Effect on the cash flow generated by the unaffected Franchise Arrangements and/or Real Estate Assets, the Manager will only be required to pay the Indemnification Amount with respect to the affected Franchise Arrangements and/or Real Estate Assets. Notwithstanding the foregoing, the Manager shall not be required to make any indemnification payments to any Securitization Entity (i) with respect to any assets that were contributed to any Securitization Entity at the option of the Manager or (ii) if the aggregate amount of all Indemnification Amounts (excluding any Indemnification Amounts that would be required to be paid by the Manager but for the application of clause (i) above) during the fiscal year in which such payment would otherwise be required to be made is less than or equal to the Indemnification Amounts Threshold Amount. If the aggregate of all Indemnification Amounts (excluding any Indemnification Amounts that would be required to be paid by the Manager but for the application of clause (i) above) during any fiscal year exceeds the Indemnification Amounts Threshold Amount, the Manager shall be required to pay an amount equal to the aggregate of all Indemnification Amounts for such fiscal year (excluding any Indemnification Amounts described in clause (i) above) to the applicable Securitization Entity or Securitization Entities. Upon payment by the Manager of the related Indemnification Amount, the applicable Securitization Entity will assign, to the extent permitted by applicable law, the applicable Franchise Arrangements or Real Estate Assets (a “Reacquired Asset”) to or at the direction of the Manager. Any assignment by a Securitization Entity in such manner will be made without recourse to, or representation or warranty by, the applicable Securitization Entity, except that the ownership of the Reacquired Asset must be conveyed free and clear of any Liens created under the Related Documents. Any assignment by a Securitization Entity of a Reacquired Asset shall include a master franchise or license agreement permitting the Manager and its Affiliates the right to sub-franchise such Reacquired Asset. The Manager will be required to pay all costs and expenses associated with the assignment of the Reacquired Asset in such manner. The Manager, acting in its sole discretion, may subsequently contribute the Reacquired Asset to the Securitization Entities, if such Reacquired Asset subsequently satisfies the eligibility criteria applicable to such Reacquired Asset under this Agreement.

(c) In addition to the rights provided in SECTION 2.8(b) above, the Manager agrees to indemnify and hold each Indemnitee harmless if any action or proceeding (including any governmental investigation and/or the assessment of any fines or similar items) shall be brought or asserted against such Indemnitee in respect of a material breach of any representation, warranty or covenant relating to any New Asset provided in ARTICLE 5 hereof to the extent provided in SECTION 2.8(a).

(d) Any Indemnitee that proposes to assert the right to be indemnified under SECTION 2.8 will promptly, after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Manager under such sections, notify the Manager of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In the event that any action, suit or proceeding shall be brought against any Indemnitee (other than the Trustee and its officers, directors, employees and agents), such Indemnitee shall notify the Manager of the commencement thereof and the Manager shall be entitled to participate in, and to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee (which, in the case of a Securitization Entity, shall be reasonably satisfactory to the Control Party, as well), and after notice from the Manager to such Indemnitee of its election to assume the defense thereof, the Manager shall not be liable to such Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that the Manager shall not enter into any settlement with respect to any claim or proceeding unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such settlement; and provided, further, that the Indemnitee shall have the right to employ its own counsel in any such action the defense of which is assumed by the Manager in accordance with this SECTION 2.8, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of counsel by such Indemnitee has been specifically authorized by the Manager, or unless the Manager is advised in writing by counsel that joint representation would give rise to a conflict between the Indemnitee’s position and the position of the Manager and its Affiliates in respect of the defense of the claim. In the event that any action, suit or proceeding shall be brought against any Trustee or any of its officers, directors, employees or agents (each, a “Trustee Indemnitee”), it shall notify the Manager of the commencement thereof and the Trustee Indemnitee shall have the right to employ its own counsel in any such action at the expense of the Manager. No Indemnitee shall settle or compromise any claim covered pursuant to this SECTION 2.8 without the prior written consent of the Manager, which shall not be unreasonably withheld or delayed. The provisions of this SECTION 2.8 shall survive the termination of this Agreement or the earlier resignation or removal of any party hereto.

SECTION 2.9 Nonpetition Covenant. The Manager shall not, prior to the date that is (a) one year, or if longer, (b) the applicable preference period then in effect, and in either case of (a) or (b) plus one day, after the payment in full of the Outstanding Principal Amount of the Notes of each Series, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against any Securitization Entity under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Securitization Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Securitization Entity.

SECTION 2.10 Advertising Funds. The Manager will administer the Ad Fund Program (the “Ad Fund Services”) for the Securitization Entities. The Manager will cause the Ad Fund Administrator or the U.K. Sub-Manager, as the case may be, to maintain one or more accounts designated as the “Advertising Fund Accounts” in the name of the Ad Fund Administrator or the U.K. Sub-Manager, as the case may be, for Advertising Fees payable by Franchisees to fund the advertising activities with respect to the Brands. Any Advertising Fees deposited into a Concentration Account will be transferred by the Manager from a Concentration Account to the appropriate Advertising Fund Account. The Manager shall not make or permit or cause any other Person to make or permit any borrowings to be made or Liens to be levied against the Advertising Fund Accounts or the funds therein. The Ad Fund Administrator shall apply the amounts on deposit in the Advertising Fund Accounts solely to cover (a) the costs and expenses (including costs and expenses incurred prior to the Closing Date) associated with the administration of such account, (b) costs and expenses related to the marketing and advertising programs with respect to the applicable Brand, (c) payments to SVC for the payment of unreimbursed SVC Administration Expenses and (d) reimbursements to the Manager for Ad Fund Manager Advances. All Investment Income earned on amounts on deposit in the Advertising Fund Accounts shall be for the benefit of the Franchise Holders. The Manager, acting on behalf of the Securitization Entities, may in accordance with the Managing Standard and the terms of the Franchise Agreements and this Agreement, as applicable, increase or reduce the Advertising Fees required to be paid by the Franchisees (including Company-owned PODs), pursuant to the terms of the Franchise Agreements and this Agreement and in accordance with the Managing Standard. The Manager may appoint any Sub-Manager to maintain and administer an Advertising Fund Account.

SECTION 2.11 Franchise Holder Consent. Subject to the Managing Standard and the terms of the Indenture, the Manager shall have the authority, on behalf of the applicable Franchise Holder, to grant or withhold consents of the “franchisor” required under the Franchise Arrangements.

SECTION 2.12 Appointment of Sub-Managers. The Manager may enter into Sub-Management Arrangements; provided that, other than with respect to a Sub-Management Arrangement with an Affiliate of the Manager, no Sub-Management Arrangement shall be effective unless and until: (i) the Manager receives the consent of the Control Party; (ii) such Sub-Manager executes and delivers an agreement to perform and observe, or in the case of an assignment, an assumption by such successor entity of the due and punctual performance and observance of, the applicable covenants and conditions to be performed or observed by the Manager under this Agreement; provided that such Sub-Management Arrangement shall be terminable by the Control Party upon a Manager Termination Event and shall contain disentanglement provisions substantially similar to those provided in SECTION 7.2 herein; and (iii) the Rating Agencies have confirmed that such Sub-Management Arrangement, or assignment and assumption by such Sub-Manager, meets the Rating Agency Condition. Subject to the right of the Control Party to elect to continue the Sub-Management Arrangement, all Sub-Management Arrangements with an Affiliate of the Manager shall automatically terminate upon the termination of the Manager pursuant to SECTION 7.1(b). Notwithstanding the foregoing, the Sub-Management Arrangements entered into by the Manager with the U.K. Sub-Manager and the Ad Fund Administrator, respectively, shall become effective on the date hereof.

ARTICLE 3

STATEMENTS AND REPORTS

SECTION 3.1 Reporting by the Manager.

(a) Reports Required Pursuant to the Indenture. The Manager, on behalf of the Master Issuer, will furnish, or cause to be furnished, to the Trustee and the Control Party all reports, instructions and notices required to be delivered by any Securitization Entity pursuant to Section 4.1 of the Indenture.

(b) [Reserved]

(c) Reports Required Pursuant to the Advertising Fund Program Agreement. The Manager, on behalf of the Ad Fund Administrator, will furnish, or cause to be furnished, to the Master Issuer, with a copy to the Control Party, all reports required to be delivered by the Ad Fund Administrator pursuant to Section 2.3 of the Advertising Fund Program Agreement.

(d) Instructions as to Withdrawals and Payments. The Manager, on behalf of the Master Issuer, will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Accounts or any Series Account, as contemplated herein, in the Base Indenture and in any Series Supplement. The Trustee and the Paying Agent shall follow any such written instructions in accordance with the terms and conditions of the Base Indenture and any applicable Series Supplement.

SECTION 3.2 Appointment of Independent Auditors. On or before the Closing Date, the Master Issuer shall appoint a firm of independent public accountants of recognized national reputation that is reasonably acceptable to the Control Party to serve as the independent auditors (the “Independent Auditors”) for purposes of preparing and delivering the reports required by SECTION 3.3. It is hereby acknowledged that the accounting firm of KPMG LLP is acceptable for purposes of serving as the Independent Auditors. The Master Issuer may not remove the Independent Auditors without first giving thirty (30) days’ prior written notice to the Independent Auditors, with a copy of such notice is also given concurrently to the Trustee, the Rating Agencies, the Control Party, the Back-Up Manager and the Manager. Upon any resignation by such firm or removal of such firm, the Master Issuer shall promptly appoint a successor thereto that shall also be a firm of independent public accountants of recognized national reputation to serve as the Independent Auditors hereunder. If the Master Issuer shall fail to appoint a successor firm of Independent Auditors within thirty (30) days after the effective date of such resignation or removal, the Control Party shall promptly appoint a successor firm of independent public accountants of recognized national reputation that is reasonably satisfactory to the Manager to serve as the Independent Auditors hereunder. The fees of any Independent Auditors shall be payable by the Master Issuer.

SECTION 3.3 Annual Accountants’ Reports. On or before 120 days after the end of each fiscal year of the Manager, the Manager shall deliver to the Master Issuer, the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies a separate report concerning the fiscal year just ended (or such other first period since the date of this Agreement), prepared by the Independent Auditors or the Back-Up Manager, to the effect that: (A) such firm has examined the assertion of the Manager’s management as to its compliance with its management requirements for such fiscal year (or other period); (B) in the case of the Independent Auditors, such examination was made in accordance with the generally accepted auditing standards established by the American Institute of Certified Public Accountants; and (C) except as described in the report, management’s assertion is fairly stated in all material respects. If such report is prepared by the Independent Auditors, the report will also indicate that the firm is independent of the Manager within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such Independent Auditors require the Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this SECTION 3.3, the Manager shall direct the Trustee in writing to so agree as to the procedures described therein; it being understood and agreed that the Trustee shall deliver such letter of agreement (which shall be in a form satisfactory to the Trustee) in conclusive reliance upon the direction of the Manager, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 3.4 Available Information. The Manager, on behalf of the Master Issuer, shall make available to Noteholders, Note Owners or prospective purchasers, on a confidential basis, the information provided to the Control Party pursuant to Section 4.1 of the Base Indenture. Notwithstanding the foregoing, the Manager shall not make available any information referred to in this SECTION 3.4 to Persons who are Competitors or who are not QIB/QPs.

ARTICLE 4

THE MANAGER

SECTION 4.1 Representations and Warranties Concerning the Manager. The Manager represents and warrants to the Master Issuer, the other Securitization Entities party hereto and the Trustee, as of the Closing Date, as follows:

(a) Organization and Good Standing. The Manager (i) is a corporation, duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary and (iii) has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to perform its obligations under this Agreement, except in each case referred to in clause (ii) or (iii) to the extent that the failure to do so is not reasonably likely to result in a Material Adverse Effect on the Manager.

(b) Power and Authority; No Conflicts. The execution and delivery by the Manager of this Agreement and its performance of, and compliance with, the terms hereof are within the power of the Manager and have been duly authorized by all necessary corporate action on the part of the Manager. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated to be consummated by the Manager, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Manager or its properties, except to the extent that such conflict, breach or default would not have a Material Adverse Effect, or any of the provisions of any material indenture, mortgage, lease, contract or other instrument to which the Manager is a party or by which it or its property is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument except to the extent such creation or imposition would not have a Material Adverse Effect.

(c) Consents. Except for registrations as a franchise broker or franchise sales agent as may be required under state franchise statutes and regulations, the Manager is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by the Manager of this Agreement, or the validity or enforceability of this Agreement against the Manager, except to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Manager as a “subfranchisor”.

(d) Due Execution and Delivery. This Agreement has been duly executed and delivered by the Manager and constitutes a legal, valid and binding instrument enforceable against the Manager in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

(e) No Litigation. Except for the Quebec Litigation, there are no actions, suits, investigations or proceedings pending or, to the Actual Knowledge of the Manager, threatened in writing against or affecting the Manager, before or by any Governmental Authority having jurisdiction over the Manager or any of its properties or with respect to any of the transactions contemplated by this Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement, or (ii) which would reasonably be expected to have a Material Adverse Effect. The Manager is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Due Qualification. Except for registrations as a franchise broker or franchise sales agent as may be required under state or foreign franchise statutes and regulations and except to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Manager as an “subfranchisor”, the Manager has obtained or made all material licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this Agreement by the Manager, and the consummation by the Manager of all the transactions herein contemplated to be consummated by the Manager and the performance of its obligations hereunder except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(g) No Default. The Manager is not in default under any agreement, contract, instrument or indenture to which the Manager is a party or by which it or its properties is or are bound, or with respect to any order of any Governmental Authority, which would have a Material Adverse Effect; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any Governmental Authority, which would have a Material Adverse Effect.

(h) Taxes. The Manager has filed or caused to be filed all federal tax returns and all material state and other tax returns which, to the Actual Knowledge of the Manager, are required to be filed, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Manager has paid or made adequate provisions for the payment of all taxes shown as due on such returns, and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Manager).

(i) Accuracy of Information. As of the date thereof, the information contained in the Offering Memorandum regarding (i) the Manager, (ii) the servicing of the Managed Assets by the Manager and (iii) the description of this Agreement therein does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not materially misleading in each case when taken as a whole and in the light of the circumstances under which they were made; and with respect to its projected financial information, the Manager represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

(j) Financial Statements. As of the Closing Date, the audited consolidated balance sheets of DBGI as of December 28, 2013 and the related consolidated statements of income, shareholders’ equity, comprehensive income, and cash flows for the years ended December 28, 2013, December 29, 2012 and December 31, 2011 incorporated by reference in the Offering Memorandum, reported on and accompanied by an unqualified report from KPMG LLP, present fairly the financial condition of DBGI as at such date, and the results of operations, shareholders’ equity, comprehensive income, and cash flows for the respective periods then ended. The unaudited consolidated balance sheets of DBGI as of September 27, 2014, the related unaudited consolidated statements of income and comprehensive income for the three and nine months ended September 27, 2014, and the related unaudited consolidated statements of cash flows for the nine months ended September 27, 2014 incorporated by reference in the Offering Memorandum, present fairly, in all material respects, the financial condition of DBGI as of such date, and the results of operations, shareholders’ equity and comprehensive income, and cash flows for the periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as otherwise stated therein) applied consistently through the periods involved, subject, in the case of such quarterly financial statements, to the absence of all required footnotes and to normal year-end audit adjustments.

(k) No Material Adverse Effect. Since September 27, 2014, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

(l) Pension and Welfare Plans. During the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, no ERISA Event has occurred which would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Manager nor any of its Subsidiaries has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable similar continuation of coverage laws. Except as would not reasonably be expected to have a Material Adverse Effect, (i) no Multiemployer Plan is in reorganization (as defined in Section 4241 of ERISA) or is insolvent (as defined in Section 4245 of ERISA) and (ii) no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred involving any Plan.

(m) Environmental Matters. There are no material costs or liabilities associated with any and all applicable foreign, federal, state and local laws and regulations, and directives of any Governmental Authority relating to the protection of human health and safety, natural resources, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) (including, without limitation, any capital operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for costs or liabilities which would not, individually or in the aggregate, be reasonable expected to have a Material Adverse Effect.

(n) No Manager Termination Event. No Manager Termination Event has occurred or is continuing, and, to the Actual Knowledge of the Manager, there is no event which, with notice or lapse of time, or both, would constitute a Manager Termination Event.

(o) Location of Records. The offices at which the Manager keeps its records concerning the Managed Assets are located at the Manager’s address set forth in the Indenture.

SECTION 4.2 Existence; Status as Manager. The Manager shall keep in full effect its existence under the laws of the state of its incorporation, and maintain its rights and privileges necessary or desirable in the normal conduct of its business and the performance of its obligations hereunder, and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

SECTION 4.3 Performance of Obligations.

(a) Punctual Performance. The Manager shall punctually perform and observe all of its obligations and agreements contained in this Agreement in accordance with the terms hereof and as contemplated by the Managing Standard.

(b) Limitations of Responsibility of the Manager. The Manager will have no responsibility under this Agreement other than to render the Services called for hereunder in good faith and consistent with the Managing Standard.

(c) Right to Receive Instructions. In the event that the Manager is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any Related Document, or any such provision is, in the good faith judgment of the Manager, ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Related Document permits any determination by the Manager or is silent or is incomplete as to the course of action which the Manager is required to take with respect to a particular set of facts, the Manager may give notice (in such form as shall be appropriate under the circumstances) to the Control Party requesting instructions in accordance with the Base Indenture and, to the extent that the Manager shall have acted or refrained from acting in good faith in accordance with any such instructions received from the Control Party, the Manager shall not be liable on account of such action or inaction to any Person. Subject to the Managing Standard, if the Manager shall not have received appropriate instructions from the Control Party within ten (10) days of such notice (or within such shorter period of time as may be specified in such notice) the Manager may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as the Manager shall deem to be in the best interests of the Noteholders and the Securitization Entities. The Manager shall have no liability to any Person for such action or inaction taken in reliance on the preceding sentence except for the Manager’s own bad faith, negligence or willful misconduct.

(d) No Duties Except as Specified in this Agreement or in Instructions. The Manager shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, dispose of, create, perfect or maintain title to, or any security interest in, or otherwise deal with the Collateral, to prepare or file any report or other document or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Manager is a party, except as expressly provided by the terms of this Agreement and consistent with the Managing Standard, and no implied duties or obligations shall be read into this Agreement against the Manager. The Manager nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than Permitted Liens) on any part of the Managed Assets which result from valid claims against the Manager personally whether or not related to the ownership or administration of the Managed Assets or the transactions contemplated by the Related Documents.

(e) No Action Except Under Specified Documents or Instructions. The Manager shall not manage, control, use, sell, reinvest, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, and the authority conferred upon, the Manager pursuant to this Agreement or the Related Documents.

(f) Limitations on the Manager’s Liability. Subject to SECTION 2.8, and except for any loss, liability, expense, damage, action, suit or injury arising out of, or resulting from: (i) any breach or default by the Manager in the observance or performance of any of its agreements contained in this Agreement or the other Related Documents; (ii) the breach by the Manager of any representation, warranty or covenant made by it in this Agreement or (iii) acts or omissions constituting the Manager’s own bad faith, negligence or willful misconduct in the performance of its duties hereunder or under the other Related Documents or otherwise, neither the Manager nor any of its Affiliates (other than any Securitization Entity), managers, officers, members or employees will be liable to any Securitization Entity, the Noteholders or any other Person under any circumstances, including, without limitation:

(i) for any action taken or omitted to be taken by the Manager in good faith in accordance with the instructions of the Trustee or the Control Party;

(ii) for any representation, warranty, covenant, agreement or Indebtedness of any Securitization Entity under the Notes, any other Related Document or the Managed Documents, or for any other liability or obligation of any Securitization Entity;

(iii) for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any party hereto other than the Manager, or for the form, character, genuineness, sufficiency, value or validity of any part of the Collateral including, without limitation, the creditworthiness of any Franchisee, lessee or other obligor thereunder, or for or in respect of the validity or sufficiency of the Related Documents;

(iv) for any action or inaction of the Trustee, the Back-Up Manager or the Servicer, or for the performance of, or the supervision of the performance of, any obligation under this Agreement or any other Related Document that is required to be performed by the Trustee, the Back-Up Manager or the Servicer; and

(v) for any error of judgment made in good faith.

(g) No Financial Liability. No provision of this Agreement (other than (i) the last sentence of paragraph (d) above and (ii) SECTION 2.8) shall require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to the Manager. Notwithstanding the foregoing, the Manager shall be obligated to perform its obligations hereunder, consistent with the Managing Standard, notwithstanding the fact that the Manager may not be entitled to be reimbursed for all of its expenses incurred in connection with its obligations hereunder as a result of any limit on amounts payable pursuant to the definitions of Weekly Management Fee and Supplemental Management Fee. The Manager shall not be liable under the Notes and shall not be responsible for any amounts required to be paid by the Securitization Entities under or pursuant to the Indenture.

(h) Reliance. The Manager may, reasonably and in good faith, conclusively rely on, and shall be protected in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties. The Manager may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Manager may in good faith for all purposes hereof reasonably rely on a certificate, signed by any Authorized Officer of the relevant party, as to such fact or matter, and such certificate reasonably relied upon in good faith shall constitute full protection to the Manager for any action taken or omitted to be taken by it in good faith in reliance thereon.

(i) Consultations with Third Parties; Advice of Counsel. In the exercise and performance of its duties and obligations hereunder or under any of the Related Documents, the Manager (i) may act directly or through agents (in compliance with SECTION 8.1(a)) or attorneys pursuant to agreements entered into with any of them; provided that the Manager shall remain primarily liable hereunder for the acts or omissions of such agents or attorneys and (ii) may, at the expense of the Manager, consult with counsel, accountants and other professionals or experts selected and monitored by the Manager in good faith and in the absence of negligence, and the Manager shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other professionals or experts.

(j) Independent Contractor. In performing its obligations as manager hereunder the Manager acts solely as an independent contractor of each Securitization Entity, except to the extent the Manager is deemed to be an agent of a Securitization Entity by virtue of engaging in franchise sales activities, as a broker, or receiving payments on behalf of the Securitization Entities, as applicable. Nothing in this Agreement shall, or shall be deemed to, create or constitute any joint venture, partnership, employment, or any other relationship between any Securitization Entity and the Manager other than the independent contractor contractual relationship established hereby. Nothing herein shall be deemed to vest in the Manager title or any other right or interest in or to the Securitization IP. The Manager shall not be, nor shall be deemed to be, liable for any acts or obligations of the Securitization Entities, the Control Party, the Back-Up Manager, the Servicer or the Trustee (except as set forth in SECTION 4.3(f) hereof) and, without limiting the foregoing, the Manager shall not be liable under or in connection with the Notes. The Manager shall not be responsible for any amounts required to be paid by the Master Issuer under or pursuant to the Indenture.

SECTION 4.4 Merger; Resignation and Assignment.

(a) Preservation of Existence. The Manager shall not merge into any other Person or convey, transfer or lease substantially all of its assets; provided, however, that nothing contained in this Agreement shall be deemed to prevent (i) the merger into the Manager of another Person, (ii) the consolidation of the Manager and another Person, (iii) the merger of the Manager into another Person or (iv) the sale of substantially all of substantially all the property or assets of the Manager to another Person, so long as (A) the surviving Person of the merger or the purchaser of the assets of the Manager shall continue to be engaged in the same line of business as the Manager and shall have the capacity to perform its obligations hereunder with at least the same degree of care, skill and diligence as measured by customary practices with which the Manager is required to perform such obligations hereunder, (B) in the case of a merger or sale, the surviving Person of the merger or the purchaser of the assets of the Manager shall expressly assume the obligations of the Manager under this Agreement and expressly agree to be bound by all other provisions applicable to the Manager under this Agreement in a supplement to this Agreement in form and substance reasonably satisfactory to the Control Party and (C) with respect to such event, in and of itself, the Rating Agency Condition has been met. Notwithstanding anything to the contrary contained in this SECTION 4.4(a), the Manager shall be permitted to reorganize into a Delaware limited liability company without having to satisfy any of the requirements of the preceding sentence.

(b) Resignation. The Manager shall not resign from the rights, powers, obligations and duties hereby imposed on it except (i) upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law and (B) there is no reasonable action which the Manager could take to make the performance of its duties hereunder permissible under applicable law or (ii) if the Manager is terminated as the Manager pursuant to SECTION 7.1(b). As to clause (i)(A) above, any such determination permitting the resignation of the Manager shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Back-Up Manager and the Control Party. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the Manager in accordance with SECTION 7.1(b). The Trustee, the Securitization Entities, the Back-Up Manager, the Servicer and the Rating Agencies shall be notified of such resignation in writing by the Manager. From and after such effectiveness, the Successor Manager shall be, to the extent of the assignment, the “Manager” hereunder. Except as provided above in this SECTION 4.4(b), the Manager may not assign this Agreement or any of its rights, powers, duties or obligations hereunder.

(c) Term of Agreement. Except as provided in SECTION 4.4(a) and SECTION 4.4(b), the duties and obligations of the Manager under this Agreement shall continue until this Agreement shall have been terminated as provided in SECTION 9.1, and shall survive the exercise by the Master Issuer or the Trustee of any right or remedy under this Agreement, or the enforcement by the Master Issuer, the Trustee or any Noteholder of any provision of the Indenture, the other Related Documents, the Notes or this Agreement.

SECTION 4.5 Taxes. The Manager shall file or cause to be filed all federal tax returns and all material state and other tax returns which, to the Actual Knowledge of the Manager, are required to be filed by the Manager, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Manager shall pay or make adequate provisions for the payment of all taxes shown as due on such returns, and all assessments made against it or any of its property (other than any amount of tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Manager).

SECTION 4.6 Notice of Certain Events. Upon the occurrence of any of the following events: (a) an ERISA Event, (b) notice of the institution of proceedings or the taking of any other action by the PBGC or the Manager or any member of its Controlled Group that is intended to result in the withdrawal from, or the termination or insolvency of, any Single-Employer Plan or Multiemployer Plan, (c) any action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Manager, threatened in writing against or affecting the Manager, before or by any court, administrative agency, arbitrator or governmental body having jurisdiction over the Manager or any of its properties either asserting the illegality, invalidity or unenforceability of any of the Related Documents, seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of any of the Related Documents or which could reasonably be expected to have a Material Adverse Effect or (d) any material breach of violation of the provisions of SECTION 4.9 hereof, the Manager shall provide written notice to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies of the same promptly and in any event within five (5) Business Days of obtaining Actual Knowledge of the same.

SECTION 4.7 Capitalization. The Manager shall have sufficient capital to perform all of its obligations under this Agreement at all times from the Closing Date and until the Indenture has been terminated in accordance with the terms thereof.

SECTION 4.8 Franchise Law Determination. Upon final determination by any state franchising authority that the Manager is required under state franchise statutes or regulations to register as a franchise broker or franchise sales agent in such state, the Manager within sixty (60) days of such determination shall file such documents as are necessary to register as a franchise broker or franchise sales agent as required by such state franchising authority. Upon final determination by any state franchising authority that the Manager is considered by such state franchising authority to be a “subfranchisor”, the Manager within one-hundred twenty (120) days of such determination shall file such documents and take such other compliance actions as are required by such state franchising authority or under such state’s franchise laws.

SECTION 4.9 Maintenance of Separateness. The Manager covenants that, except as contemplated by the Related Documents:

(a) the books and records of each Securitization Entity will be maintained separately from those of the Manager and each of its Affiliates that is not a Securitization Entity;

(b) all financial statements of the Manager that are consolidated to include any Securitization Entity and that are distributed to any party will contain detailed notes clearly stating that (i) all of such Securitization Entity’s assets are owned by such Securitization Entity, and (ii) such Securitization Entity is a separate entity and, as may be applicable, has creditors who have received interests in the Securitization Entity’s assets;

(c) the Manager will observe (and will cause each of its Affiliates that is not a Securitization Entity to observe) corporate or limited liability company formalities in its dealing with any Securitization Entity;

(d) except as contemplated under this Agreement, the Manager shall not (and shall not permit any of its Affiliates that is not a Securitization Entity to) commingle its funds with any funds of any Securitization Entity; provided that the foregoing shall not prohibit the Manager or any successor to or assignee of the Manager from holding funds of the Securitization Entity in its capacity as manager for such entity in a segregated account identified for such purpose;

(e) the Manager will (and shall cause each of its Affiliates that is not a Securitization Entity to) maintain arm’s length relationships with each Securitization Entity and each of the Manager and its Affiliates that are not Securitization Entities will be compensated at market rates for any Services it renders or otherwise furnishes to such Securitization Entity, it being understood that the Weekly Management Fee, the Supplemental Management Fee, the amounts paid pursuant the SVC Program Agreement and the Collateral Transaction Documents (other than any Charter Document) are representative of such arm’s length relationship between any Securitization Entity, on the one hand, and any Non-Securitization Entity, on the other hand;

(f) the Manager will not be, and will not hold itself out to be, responsible for the debts of any Securitization Entity or the decisions or actions in respect of the daily business and affairs of any Securitization Entity and the Manager will not knowingly permit any Securitization Entity to hold the Manager out to be responsible for the debts of such Securitization Entity or the decisions or actions in respect of the daily business and affairs of such Securitization Entity; and

(g) upon an officer of the Manager obtaining Actual Knowledge that any of the foregoing provisions in this SECTION 4.9 hereof has been breached or violated in any material respect, the Manager will take such actions as may be reasonable and appropriate under the circumstances to correct and remedy such breach or violation as soon as reasonably practicable under such circumstances.

SECTION 4.10 Non-Securitization Debt Cap. Following the Closing Date, the Manager shall not and shall not permit the other Non-Securitization Entities to incur any additional Indebtedness for borrowed money (“Specified Non-Securitization Debt”) if, after giving effect to such incurrence (and any repayment of Specified Non-Securitization Debt on such date), such incurrence would cause the aggregate outstanding principal amount of the Specified Non-Securitization Debt of the Non-Securitization Entities as of such date to exceed $100,000,000 (the “Specified Non-Securitization Debt Cap”); provided that the Specified Non-Securitization Debt Cap shall not be applicable to Specified Non-Securitization Debt that is (i) issued or incurred to refinance the Notes in whole, (ii) in excess of the Specified Non-Securitization Debt Cap if (a) the creditors (excluding (x) any creditor with respect to an aggregate amount of outstanding Indebtedness less than $100,000 and (y) any Indebtedness incurred by any Person prior to such Person becoming an Affiliate of a Non-Securitization Entity) under and with respect to such Indebtedness execute a non-disturbance agreement with the Trustee, as directed by the Manager and in a form reasonably satisfactory to the Servicer and the Trustee, that acknowledges the terms of the securitization transaction including the bankruptcy remote status of the Securitization Entities and their assets and (b) after giving pro forma effect to the incurrence of such Indebtedness (and any repayment of existing Indebtedness and any related acquisition or other transaction occurring prior to or substantially concurrently with the incurrence of such indebtedness), the DBI Leverage Ratio is less than or equal to 7.0x, (iii) considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Closing Date but that was not considered Indebtedness prior to such date or (iv) in respect of any obligation of any Non-Securitization Entity to reimburse the Master Issuer for any draws under any one or more letters of credit.

SECTION 4.11 Special Provisions as to Securitization IP.

(a) The Manager acknowledges and agrees that each IP Holder has the right and duty to control the quality of the goods and services offered under such IP Holder’s Trademarks included in the Securitization IP and the manner in which such Trademarks are used in order to maintain the validity and enforceability of and its ownership of the Trademarks included in the Securitization IP. The Manager shall not take any action contrary to the express written instruction of the applicable IP Holder with respect to: (A) the promulgation of standards with respect to the operation of Branded Restaurants, including quality of food, cleanliness, appearance, and level of service (or the making of material changes to the existing standards), (B) the promulgation of standards with respect to new businesses, products and services which the applicable IP Holder approves for inclusion in the license granted under any IP License Agreement (or other license agreement or sublicense agreement for which the Manager is performing IP Services), (C) the nature and implementation of means of monitoring and controlling adherence to the standards, (D) the terms of any Franchise Agreements, the Product Sourcing Arrangements or other sublicense agreements relating to the quality standards which licensees must follow with respect to businesses, products, and services offered under the Trademarks included in the Securitization IP and the usage of such Trademarks, (E) the commencement and prosecution of enforcement actions with respect to the Trademarks included in the Securitization IP and the terms of any settlements thereof, (F) the adoption of any variations on the Brands which are not in use on the date hereof, or other new Trademarks to be included in the Securitization IP, (G) the abandonment of any Securitization IP and (H) any uses of the Securitization IP that are not consistent with the Managing Standard. The IP Holders shall have the right to monitor the Manager’s compliance with the foregoing and its performance of the IP Services and, in furtherance thereof, Manager shall provide each IP Holder, at either IP Holder’s written request from time to time, with copies of Franchise Documents, the Product Sourcing Arrangements, Third-Party License Agreements and other sublicenses, samples of products and materials bearing the Trademarks included in the Securitization IP used by Franchisees, any manufacturer or distributor of proprietary products and other licensees and sublicensees. Nothing in this Agreement shall limit the IP Holders’ rights or the licensees’ obligations under the IP License Agreements or any other agreement with respect to which the Manager is performing IP Services.

(b) The Manager is hereby granted a non-exclusive, royalty-free sublicensable license to use the Securitization IP solely in connection with the performance of the Services under this Agreement. In connection with the Manager’s use of any Trademark included in the Securitization IP pursuant to the foregoing license, the Manager agrees to adhere to the quality control provisions and sublicensing provisions, with respect to sublicenses issued hereunder, which are contained in each IP License Agreement, as applicable to the product or service to which such Trademark pertains, as if such provisions were incorporated by reference herein.

SECTION 4.12 Restrictions on Liens. The Manager shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose, in whole or in part, of any Equity Interest in the Master Issuer Parent.1

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO NEW ASSETS

SECTION 5.1 Representations and Warranties Made in Respect of New Assets. The Manager represents and warrants to the Master Issuer and the other Securitization Entities, and the Trustee, as of the dates set forth below (except if otherwise expressly noted) as follows:

(a) New U.S. Franchise Arrangements. As of the applicable New Asset Addition Date with respect to the New U.S. Franchise Arrangement acquired or entered into on such New Asset Addition Date:

(i) Such New U.S. Franchise Arrangement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (B) a material adverse change in nature or quality of Collections, taken as a whole, or (C) a material adverse change in the types of underlying assets generating Collections constituting Franchisee Payments, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating Collections that would have been reasonably expected to result had such New U.S. Franchise Arrangement been entered into in accordance with the then-current Franchise Documents.

(ii) Such New U.S. Franchise Arrangement either (A) is genuine, and is the legal, valid and binding obligation of the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law) or (B) if such New U.S. Franchise Arrangement fails to meet the requirements set forth in subsection (ii)(A) above, the Retained Collections with respect to all other New U.S. Franchise Arrangements that fail to meet the

[1]	Note to Paul Weiss: This language matches Section 5.5 of the Guarantee and Collateral Agreement.

requirement set forth in subsection (ii)(A) above commenced and not terminated within the preceding ninety (90) days are not reasonably anticipated to exceed 5% of total Retained Collections in the 12-month period immediately following the commencement of such New U.S. Franchise Arrangement;

(iii) Such New U.S. Franchise Arrangement complies in all material respects with all applicable Requirements of Law;

(iv) The Franchisee related to such New U.S. Franchise Arrangement is not, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding;

(v) Continuing Franchise Fees payable pursuant to such New U.S. Franchise Arrangement are payable by the related Franchisee at least monthly;

(vi) Except as required by applicable Requirements of Law, such New U.S. Franchise Arrangement contains no contractual rights of set-off; and

(vii) The Franchise Holder party to such New U.S. Franchise Arrangement has the right to require payment of Continuing Franchise Fees by electronic funds transfer (“EFT”) other than (x) with respect to Franchisees who are parties to Existing Franchise Arrangements in the U.S. that do not provide for EFT and (y) any other U.S. Franchise Arrangement where the Retained Collections of such U.S. Franchise Arrangement and all other U.S. Franchise Arrangements permitted by this clause (y) (other than with respect to PODs opened pursuant to territorial franchise arrangements to which Klinke Bros. Ice Cream Co. (on behalf of itself or as successor in interest to Dairy Farmers of America, Inc., Milk Producers, Inc., Southwest Dairymen, Inc., and Tip Top Dairy Companies, Inc.) or its successors in interest are party) are not reasonably anticipated to exceed 5% of total Retained Collections in the 12-month period immediately following the commencement of such New U.S. Franchise Arrangement.

(b) New Owned Real Property. As of the applicable New Asset Addition Date with respect to the New Owned Real Property acquired on such New Asset Addition Date:

(i) The applicable Real Estate Holder holds fee simple title to the premises of such New Owned Real Property, free and clear of all Liens (other than Permitted Liens);

(ii) The applicable Real Estate Holder is not in material default in any respect in the performance, observance or fulfillment of any obligations, covenants or conditions applicable to such New Owned Real Property, the violation of which would create a reversion of title to such New Owned Real Property to any Person;

(iii) To the Manager’s Actual Knowledge, the use of such New Owned Real Property complies in all material respects with all applicable legal requirements, including building and zoning ordinances and codes and the certificate of occupancy issued for such property, except where a failure to comply would not reasonably be expected to have a Material Adverse Effect;

(iv) Neither the applicable Real Estate Holder nor, to the Actual Knowledge of the Manager, any Person leasing such property from the applicable Real Estate Holder, is in material default under any lease of such property and no condition or event exists, that, after the notice or lapse of time or both, would constitute a material default thereunder by such Real Estate Holder or, to the Actual Knowledge of the Manager, by any other party thereto, except where such default would not be reasonably expected to have a Material Adverse Effect;

(v) No condemnation or similar proceeding has been commenced nor, to the Actual Knowledge of the Manager, is threatened in writing with respect to all or any material portion of such New Owned Real Property that was not considered in the acquisition of such New Owned Real Property;

(vi) All material certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Branded Restaurant on such New Owned Real Property, if such property is open for business, have been obtained and are in full force and effect, except as would not be reasonably expected to have a Material Adverse Effect; and

(vii) The Manager has paid, caused to be paid, or confirmed that all taxes required to be paid by the applicable Real Estate Holder in connection with the acquisition of such New Owned Real Property have been paid in full from funds of the Securitization Entities.

(c) New Leased Real Property. As of the applicable New Asset Addition Date with respect to any New Leased Real Property acquired or entered into on such New Asset Addition Date:

(i) No material default by the applicable Real Estate Holder, or to the Actual Knowledge of the Manager, by any other party, exists under any provision of such lease, and no condition or event exists, that, after the notice or lapse of time or both, would constitute a material default thereunder by such Real Estate Holder or, to the Actual Knowledge of the Manager, by any other party, except where such default would not be reasonably expected to have a Material Adverse Effect;

(ii) To Manager’s Actual Knowledge, such New Leased Real Property, and the use thereof, complies in all material respects with all applicable legal requirements, including building and zoning ordinances and codes and the certificate of occupancy issued for such property, except where such failure to comply would not be reasonably expected to have a Material Adverse Effect;

(iii) Neither the applicable Real Estate Holder, nor, to the Actual Knowledge of the Manager, the related sub-lessee has committed any act or omission affording any Governmental Authority the right of forfeiture against such property;

(iv) No condemnation or similar proceeding has been commenced nor, to the Actual Knowledge of the Manager, is threatened in writing with respect to all or any material portion of such New Leased Real Property that was not considered in the leasing of such New Leased Real Property;

(v) All policies of insurance (a) required to be maintained by the applicable Real Estate Holder under such lease and (b) to the Actual Knowledge of the Manager, required to be maintained by the Franchisee under the related sub-lease, if applicable, are valid and in full force and effect, except where a failure to maintain such insurance would not be reasonably expected to have a Material Adverse Effect. Notwithstanding anything to the contrary herein, the representation set forth in this SECTION 5.1(c)(v) with respect to the policies to be maintained by the applicable Real Estate Holder pursuant to such Prime Lease shall be deemed accurate if the applicable Real Estate Holder has contractually obligated the Franchisee party to such related Franchised POD Lease to maintain insurance with respect to such Franchised POD Lease in a manner that is customary for business operations of this type; and

(vi) All material certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Branded Restaurant on such New Leased Real Property, if such property is open for business, have been obtained and are in full force and effect, except as would not be reasonably expected to have a Material Adverse Effect.

(d) New Foreign Franchise Arrangements. As of the applicable New Asset Addition Date with respect to the New Foreign Franchise Arrangement acquired or entered into on such New Asset Addition Date:

(i) Such New Foreign Franchise Arrangement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (B) a material adverse change in the nature, quality or timing of Collections, taken as a whole, or (C) a material adverse change in the types of underlying assets generating Collections constituting Franchisee Payments, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating Collections that would have been reasonably expected to result had such New Foreign Franchise Arrangement been entered into in accordance with the then-current Franchise Documents;

(ii) Such New Foreign Franchise Arrangement is either (A) the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law) or (B) if such New Foreign Franchise Arrangement fails to meet the requirements of subsection (ii)(A) above, the Retained Collections with respect to such New Foreign Franchise Arrangement, together with the Retained Collections with respect to all other New Foreign Franchise Arrangements that fail to meet the requirements of subsection (A) above commenced and not terminated within the preceding one-hundred eighty (180) days, are not reasonably anticipated to exceed 1% of total Retained Collections in the 12-month period immediately following the commencement of such New Foreign Franchise Arrangement;

(iii) Such New Foreign Franchise Arrangement complies in all material respects with all applicable Requirements of Law and, in the case of a New Foreign Franchise Arrangement governing (A) the operation of the first POD opened in a New Foreign Country or (B) the operation of a POD under a different business relationship than previously existed between a Securitization Entity and any Franchisee in such Foreign Country, the Manager has obtained a legal opinion or other evidence reasonably acceptable to the Control Party to the effect that such New Foreign Franchise Arrangement complies in all material respects with all applicable Requirements of Law in such Foreign Country;

(iv) Except as required by applicable Requirements of Law, such New Foreign Franchise Arrangement contains no contractual rights of set-off; and

(v) No Franchisee party to such New Foreign Franchise Arrangement is, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding.

SECTION 5.2 Covenants in Respect of New Collateral.

(a) New U.S. Franchise Arrangements. The Manager shall cause the Securitization Entity party to any New U.S. Franchise Arrangement that was entered into pursuant to SECTION 5.1(a)(ii)(B) either (i) to cause such New U.S. Franchise Arrangement to comply with the requirements of SECTION 5.1(a)(ii)(A) or (ii) to terminate such New U.S. Franchise Arrangement, in each case within ninety (90) days of the New Asset Addition Date applicable to such New U.S. Franchise Arrangement.

(b) New Foreign Franchise Arrangements. The Manager shall cause the Securitization Entity party to any New Foreign Franchise Arrangement that was entered into pursuant to SECTION 5.1(d)(ii)(B) either (i) to cause such New Foreign Franchise Arrangement to comply with the requirements of SECTION 5.1(d)(ii)(A) or (ii) to terminate such New Foreign Franchise Arrangement, in each case within 180 days of the New Asset Addition Date applicable to such New Foreign Franchise Arrangement.

(c) New Real Estate Assets. The Manager shall not cause a Securitization Entity other than the Real Estate Holders or any Additional Securitization Entity to acquire any New Real Estate Assets.

(d) Other Contributed, Developed or Acquired Assets.

(i) The Manager shall cause the applicable Securitization Entity to enter into or acquire each of the following, to the extent entered into or acquired after the Closing Date: (A) all New U.S. Franchise Arrangements, New U.K. Franchise Arrangements and New Mexican Franchise Arrangements relating to the Dunkin’ Donuts Brand or the Baskin-Robbins Brand and (B) subject to SECTION 5.2(d)(vi), all New Real Estate Assets located in the United States relating to the Dunkin’ Donuts Brand or the Baskin-Robbins Brand; provided that the Manager and its Affiliates shall not be required to contribute any Real Estate Assets held in connection with any Company-owned POD. The Manager shall cause the applicable IP Holder to acquire all After-Acquired Securitization IP. The Manager may, but will not be obligated to, contribute to the Master Issuer or its applicable Subsidiary, or otherwise cause the Master Issuer or its applicable Subsidiary to enter into, develop or acquire, (1) any Product Sourcing Arrangements, (2) any Other Franchise Arrangements, (3) any New Real Estate Assets in any Foreign Country and (4) any other assets and liabilities of a type and nature similar to the Managed Assets held by the Securitization Entities on the Closing Date (“Other Assets”).

(ii) The Manager and its Affiliates shall have the right, but not the obligation, with respect to any Future Brand, to contribute to the Master Issuer or cause the Master Issuer or its Subsidiaries to enter into, develop or acquire (A) all Franchise Arrangements relating to such Future Brand, (B) all material Intellectual Property relating to such Future Brand, (C) subject to SECTION 5.2(d)(iv), all New Franchised POD Leases relating to such Future Brand, (D) any New Owned Real Property relating to such Future Brand, (E) any Product Sourcing Arrangements relating to such Future Brand and (F) any Other Assets relating to such Future Brand.

(iii) (A) Unless otherwise agreed to in writing by the Control Party, any contribution to, or development or acquisition by, the Master Issuer of any Franchise Agreements or New Real Estate Asset shall be subject to all applicable provisions of the Indenture, this Agreement (including the applicable representations and covenants in ARTICLE 2 and ARTICLE 5 of this Agreement) and the IP License Agreements.

(B) Unless otherwise agreed to in writing by the Control Party, any contribution to, or development or acquisition by, the Master Issuer of Product Sourcing Arrangements or Other Assets shall be subject to applicable provisions of the Indenture, this Agreement and the IP License Agreements. The Control Party shall have the right to approve the Securitization Entity that shall hold any such Product Sourcing Arrangement or Other Assets (including the right to direct that such Other Assets be held by one or more newly formed Additional Securitization Entities if the Control Party reasonably believes such Other Assets could impair the Collateral).

(iv) The Manager shall have the right to form an Additional Securitization Entity for the purpose of holding Other Assets or Product Sourcing Arrangements until such time as the Control Party shall direct the Manager as to which Securitization Entity should hold such Product Sourcing Arrangement or such Other Asset.

(v) Without the consent of the Control Party, the Manager or its Affiliates shall not have the right to contribute any assets (other than cash or Notes) or assign any liabilities to the Master Issuer, or cause the Master Issuer or its Subsidiaries to enter into any arrangements, except as provided in this SECTION 5.2(d) or as otherwise permitted under the Related Documents.

(vi) Notwithstanding anything to the contrary contained in this SECTION 5.2(d), if the Manager or any of its Affiliates acquires any New Real Estate Asset located in the United States pursuant to the terms of a Franchisee’s lease with a third-party landlord or an option granted on property owned by a Franchisee, (A) the Manager or its Affiliate, as applicable, shall use commercially reasonable efforts to obtain any necessary consent of such third-party landlord (in the case of the exercise of rights to become tenant under a Franchisee’s lease) or of the Franchisee (in the case of exercise of the option to lease property owned by a Franchisee or an affiliate of Franchisee) to transfer such New Real Estate Asset to the Master Issuer or its applicable Subsidiary and (B) the Manager’s or its Affiliate’s obligation, as applicable, to transfer such New Real Estate Asset to the Master Issuer or its applicable Subsidiary pursuant to SECTION 5.2(d)(i) shall not arise until such consent has been obtained.

SECTION 5.3 Securitization IP. All Securitization IP shall be owned solely by the applicable IP Holder and shall not be assigned, transferred or licensed out by the applicable IP Holder to any other entity other than as permitted or provided under the Related Documents.

SECTION 5.4 JV Sale Net Cash Flow. In the event of a JV Sale, the Manager will cause the contribution to the Master Issuer of an amount of cash equal to the JV Sale Net Cash Flow Reduction Amount.

ARTICLE 6

GIFTS OF JOY

SECTION 6.1 Gifts of Joy Account.

(a) The Gifts of Joy Program.

(i) The Gifts of Joy Program has been terminated, and no additional Gift Certificate Receipts are expected to be received.

(ii) All redemptions of Gifts of Joy Program checks or certificates shall be funded from the Gifts of Joy Account. If the amounts held in the Gifts of Joy Account are not sufficient to fund such redemptions, the Manager shall promptly pay to the Gifts of Joy Account an amount sufficient to fund such redemptions.

ARTICLE 7

DEFAULT

SECTION 7.1 Manager Termination Events.

(a) Manager Termination Events. Any of the following acts or occurrences shall constitute a Manager Termination Event under this Agreement, the assertion as to the occurrence of which may be made, and notice of which may be given, by the Master Issuer, the Control Party or the Trustee (acting at the direction of the Control Party):

(i) any failure by the Manager to remit a payment required to be deposited from a Concentration Account to the Collection Account or any other Indenture Trust Account, within three (3) Business Days (unless such payment requires an international funds transfer, in which case such funds must be deposited to the applicable account within five (5) Business Days of receipt) of the later of (a) its Actual Knowledge of its receipt thereof and (b) the date such deposit is required to be made pursuant to the Related Documents; provided that any inadvertent failure to remit such a payment shall not be a breach of this clause (i) if in an amount less than $5,000,000 and corrected within three (3) Business Days (unless such payment requires an international funds transfer, in which case such funds must be deposited to the applicable account within five (5) Business Days) after the Manager obtains Actual Knowledge thereof (it being understood that the Manager will not be responsible for the failure of the Trustee to remit funds that were received by the Trustee from or on behalf of the Manager in accordance with the applicable Related Documents);

(ii) the DSCR as calculated as of any Quarterly Calculation Date is less than 1.20x (for this purpose, clause (iv) of the definition of “Debt Service” shall not apply when calculating the DSCR);

(iii) any failure by the Manager to provide any required certificate or report set forth in Sections 4.1(a), (c), (d), (e), (f), (g) or (h) of the Base Indenture within three (3) Business Days of its due date;

(iv) a material default by the Manager in the due performance and observance of any provisions of this Agreement or any other Related Document to which it is a party (other than as described above) and the continuation of such default for a period of thirty (30) days after the Manager has been notified thereof in writing by any Securitization Entity or the Control Party; provided, that if any such default is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (iv) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur pursuant to this clause (iv) due to the breach of any covenant relating to any New Asset set forth in ARTICLE 5 so long as the Manager has complied with SECTION 2.8(b) and SECTION 2.8(c) if such damages are required to be paid with respect to such breach;

(v) any material breach by the Manager of any representation, warranty or statement of the Manager made in this Agreement or any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is not qualified by materiality or the definition of “Material Adverse Effect” as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (v) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur pursuant to this clause (v) due to the breach of any covenant relating to any New Asset set forth in ARTICLE 5 so long as the Manager has complied with SECTION 2.8(b) and SECTION 2.8(c) if such damages are required to be paid with respect to such breach;

(vi) any breach by the Manager of any representation, warranty or statement of the Manager made in this Agreement or any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is qualified by materiality or the definition of “Material Adverse Effect” as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (vi) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur under this clause (vi) due to the breach of a representation or warranty relating to any New Asset set forth in ARTICLE 5 so long as the Manager has complied with SECTION 2.8(b) and SECTION 2.8(c) with respect to such breach by taking any action required to be taken;

(vii) an Event of Bankruptcy with respect to the Manager shall have occurred;

(viii) any final, non-appealable order, judgment or decree is entered in any proceedings against the Manager by a court of competent jurisdiction decreeing the dissolution of the Manager and such order, judgment or decree remains unstayed and in effect for more than ten (10) days;

(ix) a final non-appealable judgment for an amount in excess of $50,000,000 (exclusive of any portion thereof which is insured) is rendered against the Manager by a court of competent jurisdiction and is not paid, discharged or stayed within thirty (30) days of the date when due;

(x) an acceleration of more than $50,000,000 of the Indebtedness of the Manager which Indebtedness has not been discharged or which acceleration has not been rescinded and annulled;

(xi) this Agreement or a material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions hereof) or the Manager asserts as much in writing;

(xii) a failure by any Non-Securitization Entity to comply with the Specified Non-Securitization Debt Cap, and such failure has continued for a period of forty-five (45) days after the Manager has been notified in writing by any Securitization Entity, the Control Party, the Back-Up Manager or the Trustee, or otherwise has obtained Actual Knowledge of such non-compliance; and

(xiii) the occurrence of a Change in Management with respect to the Manager following the occurrence of a Change of Control.

(b) Remedies. If a Manager Termination Event has occurred and is continuing, the Control Party (acting at the direction of the Controlling Class Representative) may (i) waive such Manager Termination Event (except for a Manager Termination Event described in clauses (vii) or (viii) of SECTION 7.1(a)) or (ii) direct the Trustee in writing to terminate the Manager in its capacity as such by the delivery of a termination notice (the “Termination Notice”) to the Manager (with a copy to each of the Securitization Entities, the Trustee, the Back-Up Manager and the Rating Agencies); provided that the delivery of a Termination Notice shall not be required in respect of any Manager Termination Event described in clauses (vii) or (viii) of SECTION 7.1(a). If the Trustee, acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative), delivers a Termination Notice to the Manager pursuant to this Agreement (or automatically upon the occurrence of any Manager Termination Event relating to any Manager Termination Event described in clauses (vii) or (viii) of SECTION 7.1(a)) all rights, powers, duties, obligations and responsibilities of the Manager under this Agreement and the other Related Documents (other than with respect to the payment of Indemnification Amounts), including with respect to the Accounts or otherwise, will vest in and be assumed by the Successor Manager appointed by the Control Party (acting at the direction of the Controlling Class Representative). If no Successor Manager has been appointed by the Control Party (acting at the direction of the Controlling Class Representative), the Back-Up Manager will serve as the Successor Manager and will work with the Servicer to implement the Transition Plan (as defined in the Back-Up Management Agreement) until a Successor Manager (other than the Back-Up Manager) has been appointed by the Control Party (acting at the direction of the Controlling Class Representative).

(c) From and during the continuation of a Manager Termination Event where the rights and powers of the Manager have been terminated, each Securitization Entity and the Trustee (acting at the direction of the Control Party) are hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Manager, as attorney in fact or otherwise, all documents and other instruments (including any notices to Franchisees deemed necessary or advisable by the applicable Securitization Entity or the Control Party), and to do or accomplish all other acts or things necessary or appropriate, to effect such vesting and assumption.

(d) Notice of Manager Termination Event. Promptly after the occurrence of any Manager Termination Event pursuant to SECTION 7.1(a), the Manager shall transmit notice of such Manager Termination Event to the Control Party and the Trustee, with a copy to each Rating Agency and the Back-Up Manager.

SECTION 7.2 Disentanglement.

(a) Obligations. Upon termination of the Manager pursuant to a Termination Notice following a Manager Termination Event, the Manager will cooperate fully with the Back-Up Manager and the Control Party in connection with the implementation of the Transition Plan (as defined in the Back-Up Management Agreement) and the complete transition to a Successor Manager, without interruption or adverse impact on the provision of Services (the “Disentanglement”). The Manager will cooperate fully with the Successor Manager and otherwise promptly take all actions required to assist in effecting a complete Disentanglement and shall follow any directions that may be provided by the Control Party or the Back-Up Manager. The Manager will provide all information and assistance regarding the terminated Services required for Disentanglement, including data conversion and migration, interface specifications, and related professional services. The Manager will provide for the prompt and orderly conclusion of all work, as the Control Party may direct, including completion or partial completion of projects, documentation of all work in progress, and other measures to assure an orderly transition to the Successor Manager. All services relating to Disentanglement (“Disentanglement Services”), including all reasonable training for personnel of the Back-Up Manager, the Successor Manager or the Successor Manager’s designated alternate service provider in the performance of the Services, will be deemed a part of the Services to be performed by the Manager. The Manager will use commercially reasonable efforts to utilize existing resources to perform the Disentanglement Services.

(b) Charges for Disentanglement Services. So long as the Manager continues to provide the Services (whether or not the Manager has been terminated as Manager) during the Disentanglement Period, the Manager shall continue to be paid the Weekly Management Fee. Upon the Successor Manager’s assumption of the obligation to perform the Services, the Manager shall be entitled to reimbursement of its actual costs for the provision of any Disentanglement Services.

(c) Duration of Disentanglement Obligations. The Manager’s obligation to provide Disentanglement Services will not cease until the earlier of (a) the date a Disentanglement reasonably satisfactory to the Control Party has been completed and (b) the date the Disentanglement Period expires. The “Disentanglement Period” means the period of time designated by the Control Party, continuing for up to eighteen (18) months after the date of the Manager’s termination due to a Manager Termination Event. The Disentanglement Period will commence on the date that the Manager is terminated.

(d) Sub-Management Arrangements; Authorizations.

(i) With respect to each Sub-Management Arrangement and unless the Control Party elects to terminate such Sub-Management Arrangement in accordance with SECTION 2.12 hereof, the Manager will:

(A) assign to the Successor Manager or its designated alternate service provider all of the Manager’s rights under such Sub-Management Arrangement to which it is party used by the Manager in performance of the transitioned Services; and

(B) procure any third party authorizations necessary to grant the Successor Manager or its designated alternate service provider the use and benefit of such Sub-Management Arrangement to which it is party used by the Manager in performing the transitioned Services, pending their assignment to the Successor Manager under this Agreement.

(ii) If the Control Party elects to terminate such Sub-Management Arrangement in accordance with SECTION 2.12 hereof, the Manager will take all reasonable actions necessary or reasonably requested by the Control Party to accomplish a complete transition of the Services performed by such Sub-Manager to the Successor Manager, or to any alternate service provider designated by the Control Party, without interruption or adverse impact on the provision of Services.

(e) Confidential Information. The Manager will comply with the terms of ARTICLE 8 relating to the return and destruction of Confidential Information.

(f) Third Party Intellectual Property. The Manager will assist the Successor Manager or its designated alternate service provider in obtaining any necessary licenses or consents to any third-party Intellectual Property then being used by the Manager or any Sub-Manager. The Manager will assign any such license or sublicense directly to the Successor Manager or its designated alternate service provider to the extent the Manager has the necessary rights to assign such agreements to the Successor Manager without incurring any additional cost.

SECTION 7.3 Intellectual Property. Within ninety (90) days of termination of this Agreement for any reason, the Manager shall deliver and surrender up to the Securitization Entities (with a copy to the Successor Manager and the Servicer) any and all products, materials, or other physical objects containing the Trademarks included in the Securitization IP or Confidential Information of the Securitization Entities and any copies of copyrighted works included in the Securitization IP in the Manager’s possession or control, and shall terminate all use of all Securitization IP, including Trade Secrets; provided that (for the avoidance of doubt) any rights granted to DBI and the other Non-Securitization Entities as licensees pursuant to the IP License Agreements shall continue pursuant to the terms thereof notwithstanding the termination of this Agreement and/or DBI’s role as Manager.

SECTION 7.4 No Effect on Other Parties. Upon any termination of the rights and powers of the Manager from time to time pursuant to SECTION 7.1 or upon any appointment of a Successor Manager, all the rights, powers, duties, obligations and responsibilities of the Securitization Entities or the Trustee under this Agreement, the Indenture and the other Related Documents shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in the Indenture.

SECTION 7.5 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to the Securitization Entities, the Trustee, the Servicer, the Control Party, the Back-Up Manager or the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another or any other right or remedy which they may have at law or in equity. Except as otherwise expressly provided herein, no delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a course of dealing, waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

ARTICLE 8

CONFIDENTIALITY

SECTION 8.1 Confidentiality.

(a) Each of the parties hereto acknowledges that during the term of this Agreement each party (the “Recipient”) may receive Confidential Information from the other party (the “Discloser”). Each party agrees to maintain the Confidential Information in the strictest of confidence and will not, at any time, use, disseminate or disclose any Confidential Information to any person or entity other than those of (i) its officers, directors, managers, employees, agents, advisors or representatives (including legal counsel or accountants) or (ii) in the case of the Manager and the Securitization Entities, Franchisees and prospective Franchisees, suppliers or other service providers under written confidentiality agreements that contain provisions at least as protective as those set forth in this Agreement. Recipient shall be liable for any breach of this ARTICLE 8 by any of its officers, directors, managers, employees, agents, advisors, representatives, Franchisees and prospective Franchisees, suppliers or other service providers and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information of Discloser. Upon termination of this Agreement, Recipient will return to Discloser, or at Discloser’s request, destroy all documents and records in its possession containing the Confidential Information of Discloser. Confidential Information shall not include information that: (i) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from Discloser; (ii) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, Recipient; (iii) is developed by Recipient independently of and without reference to any Confidential Information; (iv) is received by Recipient from a third party who is not under any obligation to Discloser to maintain the confidentiality of such information; or (v) is required to be disclosed by the Indenture, the Related Documents, applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that the Recipient shall promptly inform the Discloser of any such requirement and cooperate with any attempt by the Discloser to obtain a protective order or other similar treatment. It shall be the obligation of Recipient to prove that such an exception to the definition of Confidential Information exists.

(b) Notwithstanding anything to the contrary contained in SECTION 8.1(a), the Securitization Entities, the Trustee, the Servicer, the Back-Up Manager or the Noteholders may use, disseminate or disclose any Confidential Information to any person or entity in connection with the enforcement of rights of the Securitization Entities, the Trustee, the Servicer, the Back-Up Manager or the Noteholders under the Indenture or the Related Documents; provided, however, that prior to disclosing any such Confidential Information:

(i) to any such person or entity other than in connection with any judicial or regulatory proceeding, such person or entity shall agree in writing to maintain such Confidential Information in a manner at least as protective of the Confidential Information as the terms of SECTION 8.1(a); or

(ii) to any such person or entity in connection with any judicial or regulatory proceeding, the Recipient will (x) promptly notify Discloser of each such requirement and identify the documents so required thereby, so that Discloser may seek an appropriate protective order or similar treatment and/or waive compliance with the provisions of this Agreement; (y) use reasonable efforts to assist Discloser in obtaining such protective order or other similar treatment protecting such Confidential Information prior to any such disclosure; and (z) consult with Discloser on the advisability of taking legally available steps to resist or narrow the scope of such requirement. If, in the absence of such a protective order or similar treatment, the Recipient is nonetheless required by Requirements of Law to disclose any part of Discloser’s Confidential Information which is disclosed to it under this Agreement, the Recipient may disclose such Confidential Information without liability under this Agreement, except that the Recipient will furnish only that portion of the Confidential Information which is legally required.

ARTICLE 9

MISCELLANEOUS PROVISIONS

SECTION 9.1 Termination of Agreement. The respective duties and obligations of the Manager and the Securitization Entities created by this Agreement shall terminate upon the latest to occur of (x) the final payment or other liquidation of the last outstanding Managed Asset included in the Collateral and (y) the satisfaction and discharge of the Indenture pursuant to Article Twelve of the Base Indenture. Upon termination of this Agreement pursuant to this SECTION 9.1, the Manager shall pay over to the applicable Securitization Entity or any other Person entitled thereto all proceeds of the Managed Assets held by the Manager. The provisions of SECTIONS 2.1(c), 2.8 and 2.9 shall survive termination of this Agreement.

SECTION 9.2 Amendment.

(a) This Agreement may only be amended, from time to time, in writing, upon the written consent of the Trustee (acting at the direction of the Control Party) the Securitization Entities, and the Manager; provided that any amendment that would materially adversely affect the interests of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed; provided, further that no consent of the Trustee or the Control Party shall be required in connection with any amendment to accomplish any of the following:

(i) to correct or amplify the description of any required activities of the Manager;

(ii) to add to the duties or covenants of the Manager for the benefit of any Noteholders or any other Secured Parties, or to add provisions to this Agreement so long as such action does not modify the Managing Standard, materially adversely affect the Securitization IP or materially adversely affect the interests of the Noteholders;

(iii) to correct any manifest error or to cure any ambiguity, defect or provision that may be inconsistent with the terms of the Indenture or any other Related Document, or to correct or supplement any provision herein that may be inconsistent with the terms of the Indenture or any offering memorandum;

(iv) to evidence the succession of another Person to any party to this Agreement;

(v) to comply with Requirements of Law; and

(vi) to take any action necessary and appropriate to facilitate the origination of Managed Documents, the acquisition and management of Real Estate Assets, or the management and preservation of the Managed Documents, in each case, in accordance with the Managing Standard.

(b) Promptly after the execution of any amendment, the Manager shall send to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency a copy of such amendment, but the failure to do so will not impair or affect its validity.

(c) Any amendment or modification effected contrary to the provisions of this SECTION 9.2 shall be null and void.

SECTION 9.3 Amendments to Other Agreements. The Master Issuer and the Trustee each agree not to amend the Indenture or the Related Documents to which it is a party without the Manager’s consent if such amendment would materially increase the Manager’s obligations or liabilities, or materially decrease the Manager’s rights or remedies under this Agreement, the Indenture or any other Related Document.

SECTION 9.4 Acknowledgement. Without limiting the foregoing, the Manager hereby acknowledges that, on the date hereof, certain of the Securitization Entities will pledge to the

Trustee under the Indenture and the Guarantee and Collateral Agreement, all of such Securitization Entities’ right and title to, and interest in, this Agreement and the Collateral; and such pledge includes all of such Securitization Entities’ rights, remedies, powers and privileges, and all claims of such Securitization Entities’ against the Manager, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the rights of such Securitization Entities and the obligations of the Manager hereunder and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Manager hereunder to the same extent as such Securitization Entities may do. The Manager hereby consents to such pledges described above, acknowledges and agrees that the Trustee and its assigns and the Control Party shall be third-party beneficiaries of the rights of such Securitization Entities arising hereunder and agrees that the Trustee or the Control Party may enforce the provisions of this Agreement, exercise the rights of such Securitization Entities and enforce the obligations of the Manager hereunder without the consent of the such Securitization Entities.

SECTION 9.5 Governing Law; Waiver of Jury Trial; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The parties hereto each hereby irrevocably and unconditionally

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its address set forth in Section 14.1 of the Base Indenture or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 9.6;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this SECTION 9.4 any special, exemplary, punitive or consequential damages.

SECTION 9.6 Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile or electronic mail transmission of a .pdf or similar file or (d) personal delivery with receipt acknowledged in writing, to the address set forth in the Indenture. If the Indenture or this Agreement permits reports to be posted to a password-protected website, such reports shall be deemed delivered when posted on such website. Any party hereto may change its address for notices hereunder by giving notice of such change to the other parties hereto, with a copy to the Control Party. The Manager shall notify the other parties hereto of any change of the identity or address of the Controlling Class Representative. All notices and demands to any Person hereunder shall be deemed to have been given either at the time of the delivery thereof at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

SECTION 9.7 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

SECTION 9.8 Delivery Dates. If the due date of any notice, certificate or report required to be delivered by the Manager hereunder falls on a day that is not a Business Day, the due date for such notice, certificate or report shall be automatically extended to the next succeeding day that is a Business Day.

SECTION 9.9 Limited Recourse. The obligations of the Securitization Entities under this Agreement are solely the limited liability company obligations of the Securitization Entities. The Manager agrees that the Securitization Entities shall be liable for any claims that it may have against the Securitization Entities only to the extent that funds or assets are available to pay such claims pursuant to the Indenture and that, to the extent that any such claims remain unpaid after the application of such funds and assets in accordance with the Indenture, such claims shall be extinguished.

SECTION 9.10 Binding Effect; Limited Rights of Others. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Except as provided in the preceding sentence, nothing in this Agreement expressed or implied, shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, agreements, representations or provisions contained herein.

SECTION 9.11 Article and Section Headings. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 9.13 Entire Agreement. This Agreement, together with the Indenture and the other Related Documents and the Managed Documents constitute the entire agreement and understanding among the parties with respect to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the Indenture, the other Related Documents and the Managed Documents.

SECTION 9.14 Concerning the Trustee. In acting under this Agreement, the Trustee shall be afforded the rights, privileges, protections, immunities and indemnities set forth in the Indenture as if fully set forth herein.

SECTION 9.15 Joinder of New Franchise Entities. In the event the Master Issuer shall form an Additional Securitization Entity pursuant to Section 8.34 of the Indenture, such Additional Securitization Entity shall execute and deliver to the Manager and the Trustee (i) a Joinder Agreement substantially in the form of Exhibit A and (ii) a Power of Attorney in the form of Exhibit C-1 (in the case of any Additional IP Holder) and Exhibit C-2 (in the case of each Additional Securitization Entity which is not an Additional IP Holder), and such Additional Securitization Entity shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Securitization Entity party hereto on the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DUNKIN’ BRANDS, INC., as Manager

By:
Name:
Title:

DB MASTER FINANCE PARENT LLC

By:
Name:
Title:

DB MASTER FINANCE LLC

By:
Name:
Title:

DD IP HOLDER LLC

By:
Name:
Title:

BR IP HOLDER LLC

By:
Name:
Title:

[Management Agreement]

DB FRANCHISING HOLDING COMPANY LLC

By:
Name:
Title:

DUNKIN’ DONUTS FRANCHISING LLC

By:
Name:
Title:

BASKIN-ROBBINS FRANCHISING LLC

By:
Name:
Title:

DB REAL ESTATE ASSETS I LLC

By:
Name:
Title:

DB REAL ESTATE ASSETS II LLC

By:
Name:
Title:

BR UK FRANCHISING LLC

By:
Name:
Title:

[Management Agreement]

DB MEXICAN FRANCHISING LLC

By:
Name:
Title:

DB ADFUND ADMINISTRATOR LLC, as a Sub-Manager, solely for purposes of Section 2.12

By:
Name:
Title:

DUNKIN BRANDS (UK) LIMITED, as a Sub-Manager, solely for purposes of Section 2.12

By:
Name:
Title:

[Management Agreement]

CITIBANK, N.A. as Trustee

By:
Name:
Title:

[Management Agreement]